                           SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       XM Satellite Radio Holdings Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                       XM SATELLITE RADIO HOLDINGS INC.
                       1250 23rd Street, N.W., Suite 57
                             Washington, DC 20037

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 May 31, 2000

                               ----------------

To our stockholders:

  On behalf of the Board of Directors of XM Satellite Radio Holdings Inc., it is my pleasure to invite you to the Company's 2000 annual meeting of stockholders. The annual meeting will be held on May 31, 2000, at 9:00 a.m., local time, at the Embassy Suites Hotel, 1250 22nd Street, N.W., Washington, DC 20037. The annual meeting has been called for the following purposes:

  1. to consider and vote upon a proposal to elect nine directors of XM Satellite Radio Holdings Inc.;

  2. to consider and vote upon an amendment to the XM Satellite Radio Holdings Inc. 1998 Shares Award Plan to increase the number of shares of Class A common stock that may be issued under the plan;

  3. to ratify the Board of Directors' appointment of KPMG LLP as the independent public accountants of XM Satellite Radio Holdings Inc. for the 2000 fiscal year; and

  4. to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

  Only stockholders of record at the close of business on April 12, 2000 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors,

                                          /s/ Gary M. Parsons
                                          Gary M. Parsons
                                          Chairman of the Board of Directors

Dated: April 25, 2000


 YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                       XM SATELLITE RADIO HOLDINGS INC.
                       1250 23rd Street, N.W., Suite 57
                             Washington, DC 20037

                        Annual Meeting of Stockholders

                                 May 31, 2000

                               ----------------

                                PROXY STATEMENT

                               ----------------

                              GENERAL INFORMATION

Proxy Solicitation

  This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of XM Satellite Radio Holdings Inc. for use at the Company's 2000 annual meeting of stockholders to be held on May 31, 2000, at 9:00 a.m., local time, at the Embassy Suites Hotel, 1250 22nd Street, N.W., Washington, DC 20037. The purpose of the annual meeting and the matters to be acted upon are set forth in the accompanying notice of annual meeting.

  XM Satellite Radio Holdings Inc. will pay the cost of all proxy solicitation. In addition to the solicitation of proxies by use of the mails, officers and other employees of the Company and its subsidiaries may solicit proxies by personal interview, telephone, facsimile and telegram. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties. The Company may also make arrangements with brokerage firms, banks, custodians, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of such shares. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material.

  This proxy statement and the enclosed proxy are first being mailed to the Company's stockholders on or about April 26, 2000.

Voting and Revocability of Proxies

  A proxy for use at the annual meeting and a return envelope are enclosed. Shares of XM Satellite Radio Holdings Inc.'s common stock represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the annual meeting according to the instructions indicated in the proxy. If no instructions are indicated, the shares will be voted "FOR" approval of each proposal considered at the annual meeting. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. Management is not aware of any other matters which are likely to be brought before the annual meeting. If any other matter is properly presented at the annual meeting for action, the persons named in the accompanying proxy will vote on such matter in their own discretion.

  A stockholder who has given a proxy may revoke it at any time before its exercise at the annual meeting by (1) giving written notice of revocation to the Secretary of the Company, (2) properly submitting to the Company a duly executed proxy bearing a later date or (3) voting in person at the annual meeting. Unless revoked, the shares represented by each such proxy will be voted at the meeting and any adjournment or postponement of the meeting. Presence at the meeting of a stockholder who has signed a proxy but does not provide a notice of revocation or request to vote in person does not revoke that proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: XM Satellite Radio Holdings Inc., 1250 23rd Street, N.W., Suite 57, Washington, DC, 20037,
Attention: Secretary.

Voting Procedure

  All holders of record of the Company's common stock at the close of business on April 12, 2000 will be eligible to vote at the annual meeting. Each holder of the Company's Class A common stock is entitled to one vote at the annual meeting for each share held by such stockholder, and each holder of the Company's Class B common stock is entitled to three votes at the annual meeting for each share held by such stockholder. As of April 12, 2000, there were 32,176,825 shares of Class A common stock and 16,557,262 shares of Class B common stock outstanding.

  The holders of a majority of the voting rights of the shares of common stock issued and outstanding and entitled to vote at the annual meeting, present in person or by proxy, will constitute a quorum at the annual meeting. A quorum must exist for the Company's stockholders to vote on the proposals set forth in this proxy statement. Abstentions and any broker non-votes, which are described below, will be counted for purposes of determining the presence of a quorum at the annual meeting.

  The affirmative vote of a plurality of the voting rights of the shares of Class A common stock and Class B common stock present or represented by Proxy at the Annual Meeting, voting together as a single class, is required to elect directors. The affirmative vote of a majority of the voting rights of the shares of Class A common stock and Class B common stock present or represented by Proxy at the Annual Meeting, voting together as a single class, is required to approve the 1998 Shares Award Plan, as amended, and to ratify the appointment of the Company's independent public accountants for fiscal year 2000.

  Votes cast in person or by proxy at the annual meeting will be tabulated by the inspector of election appointed for the annual meeting, who will determine whether or not a quorum is present. Votes may be cast for, against or as abstentions. Broker-dealers who hold their customers' shares in street name may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker-dealers are members, sign and submit proxies for such shares and may vote such shares on routine matters, which under such rules, typically include the election of directors. Abstentions will be counted for purposes of determining the shares present or represented at the annual meeting and entitled to vote. Accordingly, abstentions will have the same effect as a vote against the proposal to approve an amendment to the XM Satellite Radio Holdings Inc. 1998 Shares Award Plan and the proposal to ratify the Board of Directors' appointment of KPMG LLP as the Company's independent public accountants for the 2000 fiscal year, but will not affect the proposal for election of directors.

  Broker-dealers may not vote such shares on other matters without specific instructions from the customers who beneficially own such shares. Proxies signed and submitted by broker-dealers which have not been voted on matters described in the previous sentence are referred to as broker non-votes. Broker non-votes on a particular matter are not deemed to be shares present and entitled to vote on such matters and, assuming the presence of a quorum, will not affect any of the proposals.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE
                 PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

                             ELECTION OF DIRECTORS
                                 (PROPOSAL 1)

  The Company's Board of Directors recommends the election as directors of the nine nominees listed below. The nine nominees, if elected, will hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier death, resignation or removal. Each of the nominees is an incumbent director.

  It is intended that shares represented by Proxies in the accompanying form will be voted "FOR" the election of the nominees named below unless a contrary direction is indicated. If at the time of the 2000 Annual Meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

  The following table sets forth the name and age of each nominee for director, indicating all positions and offices with the Company currently held by the director.

 Name                               Age Position
 ----                               --- --------
 Gary M. Parsons..................   49 Chairman of the Board of Directors
 Hugh Panero......................   44 President, Chief Executive Officer and
                                        Member, Board of Directors
 Nathanial A. Davis(1)............   46 Member, Board of Directors
 Thomas J. Donohue(2).............   61 Member, Board of Directors
 Randall T. Mays(1)(2)............   34 Member, Board of Directors
 Randy S. Segal(1)................   44 Member, Board of Directors
 Jack Shaw(2).....................   61 Member, Board of Directors
 Rajendra Singh(2)................   45 Member, Board of Directors
 Ronald L. Zarrella...............   50 Member, Board of Directors

--------
(1) Member of the audit committee.
(2)Member of the compensation committee.

  Set forth below are descriptions of the backgrounds and principal occupations of each of the Company's directors, and the period during which he or she has served as a director.

  Gary M. Parsons has served as Chairman of the Board of Directors of the Company since May 1997. Mr. Parsons is Chairman of the Board of Directors of American Mobile, a position he has held since March 1998. Mr. Parsons joined American Mobile in July 1996 and has also served as its Chief Executive Officer and President. Previously, Mr. Parsons was with MCI Communications Corporation where he served in a variety of roles from 1990 to 1996, including most recently as Executive Vice President of MCI Communications, and as Chief Executive Officer of MCI's subsidiary MCImetro, Inc. From 1984 to 1990, Mr. Parsons was one of the principals of Telecom*USA, which was acquired by MCI. Prior to the recruitment of Hugh Panero, Mr. Parsons served as the Company's Chief Executive Officer.

  Hugh Panero has served as a member of the Board of Directors and as President and Chief Executive Officer of the Company since June 1998. Mr. Panero has over 16 years experience building and managing entertainment distribution services. Most recently, from 1993 to 1998, Mr. Panero served as President and Chief Executive Officer of Request TV, a national pay-per-view network owned by Liberty Media and Twentieth Century Fox. Prior to his employment with Request TV, Mr. Panero spent ten years with Time Warner Cable where he was part of the team which built the cable systems serving parts of Queens and Brooklyn, New York. Mr. Panero held various positions with Time Warner Cable, including Vice President, Marketing.

  Nathanial A. Davis has served as a member of the Board of Directors of the Company since October 1999. Mr. Davis is President and Chief Operating Officer of Nextlink Communications Inc. From December 1998 to December 1999, he was Executive Vice President of Nextel Communications where he had responsibility for the technical and engineering operations of Nextel's nationwide switching and wireless communications network, billing and information technology systems. From August 1986 through November 1998, Mr. Davis served in a variety of senior engineering and finance roles at MCI, most recently as Senior Vice President and Chief Financial Officer of MCI Telecommunications. Mr. Davis serves on the board of directors of Capital Management Corporation.

  Thomas J. Donohue has served as a member of the Board of Directors of the Company since October 1999. Mr. Donohue is President and Chief Executive Officer of the U.S. Chamber of Commerce, the world's largest business federation, and has been active in national policy and non-profit operations for 30 years. From July 1984 through September 1997, Mr. Donohue served as President and Chief Executive Officer of the American Trucking Association. He serves on the board of directors of Union Pacific Corporation, Sunrise Assisted Living Corporation, Marymount University and the Hudson Institute.

  Randall T. Mays has served as a member of the Board of Directors of the Company since July 1999. Mr. Mays is the Executive Vice President and Chief Financial Officer of Clear Channel Communications. Mr. Mays has been associated with Clear Channel since 1993 when he was elected Vice President and Treasurer. Mr. Mays also serves on the board of directors of American Tower Corporation.

  Randy S. Segal has served as a board member of the Company since July 1999. Ms. Segal has served as American Mobile's Senior Vice President, General Counsel and Secretary since October 1992. From October 1983 to October 1992, Ms. Segal was associated with the law firm of Debevoise & Plimpton in New York, New York. Prior to joining Debevoise, Ms. Segal clerked for the Honorable Jerre S. Williams of the United States Court of Appeals for the Fifth Circuit, and for the Honorable Edmund L. Palmieri for the United States District Court for the Southern District of New York.

  Jack Shaw has served as a member of the Board of Directors of the Company since May 1997. Mr. Shaw is Corporate Senior Executive Vice President-Enterprise Sector of Hughes Electronics Corporation and served as Chief Executive Officer and Chairman of Hughes Network Systems, Inc. from 1987 and 1988, respectively, through January 2000. Mr. Shaw is a member of the Hughes Electronics Corporation Executive Committee. Mr. Shaw has been a director of American Mobile since July 1996 and has previously served as Chairman of American Mobile's Board. Previously, Mr. Shaw held senior management positions with companies including ITT Space Communications, Inc., Digital Communications Corporation and M/A-Com Telecommunications, Inc., which was acquired by Hughes Electronics Corporation in 1987.

  Rajendra Singh has served as a board member of the Company since July 1999. Dr. Singh is a member of the Board of Directors and a co-founder of LCC International. Dr. Singh was President of LCC International from its formation in 1983 until September 1994, was Chief Executive Officer from January 1994 until January 1995 and was Interim President from September 1998 to May 1999. Dr. Singh is Chairman of the Members Committee of Telcom Ventures L.L.C. and a director of Teligent, Inc., a wireless local access provider. He is also a director of Aether System, Inc., a provider of wireless services and systems.

  Ronald L. Zarrella has served as a member of the Board of Directors of the Company since July 1999. Mr. Zarrella is an Executive Vice President of General Motors and President of GM North America, a position he has held since October 1998. Mr. Zarrella has been associated with General Motors since 1994 when he was elected Vice President and Group Executive in charge of the North American Vehicle Sales Service and Marketing Group.

Provisions of Shareholders' Agreement Governing the Board of Directors

  The Company has entered into a shareholders' agreement with American Mobile, Baron Asset Fund and the former holders of its Series A subordinated convertible notes, which is further described below under "Security Ownership -- Shareholders' Agreement." Pursuant to this agreement, the Company's Board of Directors presently consists of nine members, four of whom are selected by American Mobile, including the

Chairman and the President and Chief Executive Officer, and one of whom is selected by each of General Motors, Clear Channel and the TCM Group. The remaining two are independent directors, one of whom must be approved by American Mobile and the other by a majority of the interests held by General Motors, Clear Channel and the TCM Group. Messrs. Parsons, Panero, Shaw and Ms. Segal are the directors and the director nominees selected by American Mobile; Mr. Zarrella is the director and director nominee selected by General Motors; Mr. Mays is the director and director nominee selected by Clear Channel; and Dr. Singh is the director and director nominee selected by the TCM Group. Mr. Davis is the independent director and director nominee approved by American Mobile, and Mr. Donohue is the independent director and director nominee approved by the other interests. The TCM Group is owned by Columbia Capital, Telcom Ventures and Madison Dearborn Partners.

  The shareholders' agreement provides for an eventual application to the FCC to transfer control of the Company to a diffuse group of stockholders. Following receipt of approval of the FCC, the Company's Board of Directors will consist of nine members: three will be selected by American Mobile, one will be selected by each of General Motors, Clear Channel and the TCM Group, one will be the Company's President and Chief Executive Officer, and the remaining two will be independent directors of recognized industry experience and stature whose nominations must be approved by American Mobile and a majority of the interests held by General Motors, Clear Channel and the TCM Group. General Motors, Clear Channel and the TCM Group also have observation rights at meetings of the Board of Directors. As provided in the shareholders' agreement, these board and observation rights are subject to these entities maintaining their original investment or certain minimum share percentages in the Company. The shareholders' agreement will terminate upon unanimous consent of the parties, the bankruptcy of the Company or at such time as only one shareholder remains a party to the agreement.

Approval of Proposal

  The affirmative vote of a plurality of the voting rights of the shares of Class A common stock and Class B common stock present or represented by Proxy at the Annual Meeting, voting together as a single class, is required to elect directors. Each share of Class B common stock is entitled to three votes.

           The Board of Directors recommends a vote FOR Proposal 1.

                              EXECUTIVE OFFICERS

  The following table sets forth information concerning executive officers of the Company. Officers are elected by and serve at the discretion of the Company's Board of Directors.

 Name                               Age Position
 ----                               --- --------
                                        Senior Vice President, Chief of
 Lee Abrams.......................   47 Programming
                                        Senior Vice President, Sales and
 Stephen Cook.....................   44 Marketing
                                        Senior Vice President, New Business
 Steven P. Gavenas................   44 Development
 Stelios Patsiokas................   46 Senior Vice President, Technology
                                        Senior Vice President, Chief Financial
 Heinz Stubblefield...............   42 Officer
                                        Senior Vice President, General Counsel
 Joseph M. Titlebaum..............   37 and Secretary
                                        Senior Vice President, Engineering and
 John R. Wormington...............   55 Operations

  Set forth below are descriptions of the backgrounds of each of the Company's executive officers, other than Messrs. Parsons and Panero, whose positions and backgrounds are described under "Election of Directors" above.

  Lee Abrams has served as Senior Vice President, Chief of Programming of the Company since June 1998. Mr. Abrams is a prominent radio programmer/consultant with more than 30 years of experience in radio, and since 1970 has been a consultant to a variety of radio stations, networks and record companies. He is credited with many innovations in radio programming, including transforming FM radio, pioneering the album rock format in the 1970s, adult contemporary radio and urban, classic and smooth jazz radio in the 1980s and active rock radio in the 1990s. He most recently has served as a consultant for ABC Radio Networks, Capstar, Thorn-EMI and Sony, among others.

  Stephen Cook has served as Senior Vice President, Sales and Marketing of the Company since February 1999. Previously, Mr. Cook was Chief Operating Officer for Conxus Communications, where he successfully launched its portable voice messaging product, Pocketalk, in the top 12 United States markets. From 1990 to 1997, Mr. Cook held key management positions with GTE's cellular operations, including VP of Marketing and President of the Southeast region. Prior to that time, Mr. Cook also spent five years in brand management with Procter & Gamble and has more than 15 years of experience with launching and marketing new consumer products.

  Steven P. Gavenas has served as Senior Vice President, New Business Development of the Company since December 1999. Previously, from June 1996 to November 1999, Mr. Gavenas held several positions in WorldSpace International, including VP of Marketing, EVP Corporate Strategy and EVP Commercial Operations. Before joining WorldSpace, from September 1989 to May 1996 Mr. Gavenas was a management consultant with McKinsey and Company, Inc., an international strategy consulting firm.

  Stelios Patsiokas has served as Senior Vice President, Technology of the Company since October 1998. Previously, Dr. Patsiokas was with Motorola, Inc., where he served in a variety of consumer electronics design and development roles since 1979. Since 1996, Dr. Patsiokas was Director of Product Development, for Motorola's Messaging Systems Product Group, where he was involved with developing the PageWriterTM 2000 two-way messaging device. Dr. Patsiokas holds 24 United States patents.

  Heinz Stubblefield has served as Senior Vice President, Chief Financial Officer of the Company since June 1998. Previously, from March 1996 to May 1998, Mr. Stubblefield was Chief Financial Officer for WorldSpace International. Before joining WorldSpace, from February 1993 to February 1996, Mr. Stubblefield was Corporate Controller for Next Software Corporation and, prior to that time, spent several years as divisional CFO for Raychem Corporation's German offices.

  Joseph M. Titlebaum has served as Senior Vice President, General Counsel and Secretary of the Company since September 1998. From 1990 to 1998, Mr. Titlebaum was an attorney with the law firm of Cleary, Gottlieb, Steen & Hamilton. With a specialty in telecommunications ventures, Mr. Titlebaum has expertise in structuring, negotiating and implementing corporate finance and mergers and acquisitions transactions.

  John R. Wormington has served as Senior Vice President, Engineering and Operations of the Company since September 1998. Mr. Wormington has leadership experience in commercial and governmental development, design and operational deployment of a variety of high technology projects. Mr. Wormington came to the Company from Hughes, where since September 1995 he was a senior executive and led the project management team responsible for that company's HS 702 satellite program. During his distinguished military career (retiring as an Air Force Brigadier General in 1995), Mr. Wormington was responsible for a wide range of large government projects requiring technical management and operational leadership skills necessary to meet strict implementation deadlines, including responsibility for conducting all launch and range operations at Cape Canaveral.

                              SECURITY OWNERSHIP

  The information presented under "Principal Stockholders" and "Security Ownership of Directors and Executive Officers" below regarding beneficial ownership of the common stock has been presented in accordance with the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes any shares as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option or other right.

  As of March 31, 2000, there were 32,176,557 shares of Class A common stock outstanding. Also as of March 31, 2000, there were 16,557,262 shares of Class B common stock outstanding, of which were owned by American Mobile. The Class B common stock is convertible into Class A common stock on a one-for-one basis and is entitled to three votes for each share.

Principal Stockholders

  The following table presents, as of March 31, 2000, information based upon the Company's records and filings with the SEC regarding each person, other than a director, director nominee or executive officer of the Company, known to the Company to be the beneficial owner of more than 5% of the Class A common stock:

                                               Number of         Percentage of
                                             Class A Shares          Total
  Name and Address of Beneficial Owner     Beneficially Owned    Class A Shares
  ------------------------------------     ------------------    --------------
American Mobile Satellite Corporation....          16,757,262(1)      34.4%
10802 Parkridge Boulevard
Reston, VA 20191-5416

General Motors Corporation...............          11,106,504(2)      25.9%
100 Renaissance Center
3031 West Grand Boulevard
PO Box 100
Detroit, MI 48265-1000

DIRECTV Enterprises, Inc.................           5,553,252(3)      14.8%
2230 E. Imperial Highway
El Segundo, CA 90245

Clear Channel Investments, Inc. .........           8,329,877         25.9%
200 Concord Plaza, Suite 600
San Antonio, TX 78216

Columbia XM Radio Partners, L.L.C. ......           2,776,626          8.6%
201 N. Union Street, Suite 300
Alexandria, VA 22314

Telcom-XM Investors, L.L.C. .............           2,776,626(4)       8.6%
211 North Union Street, Suite 300
Alexandria, VA 22314

Madison Dearborn Capital Partners III,
 L.P.
Madison Dearborn Special Equity III, L.P.
Special Advisors Fund I, LLC. ...........           2,776,626          8.6%
3 First National Plaza, Suite 3800
Chicago, IL 60602

--------
*  Less than one percent.
(1) Includes 16,557,262 shares issuable upon conversion of Class B common stock.
(2) Includes 10,786,504 shares issuable upon conversion of the Company's Series A convertible preferred stock, 5,393,252 of which are owned by DIRECTV.
(3) Includes 5,393,252 shares issuable upon conversion of the Company's Series A convertible preferred stock.
(4) Rajendra Singh, a member of the Board of Directors, indirectly owns a controlling interest in Telcom-XM Investors, L.L.C. Dr. Singh disclaims beneficial ownership of the shares of Class A common stock beneficially owned by Telcom-XM Investors, L.L.C.

Security Ownership of Directors and Executive Officers

  The following table presents, as of March 31, 2000, information regarding the beneficial ownership of the Class A common stock by each director of the Company (each such director also being a director nominee), each executive officer of the Company named in the summary compensation table under the "Executive Compensation" section of this proxy statement and all directors and executive officers of the Company as a group:

                                                                    Percentage
                                                     Number of       of Total
                                                   Class A Shares    Class A
                      Name                       Beneficially Owned   Shares
                      ----                       ------------------ ----------
Directors and Named Executive Officers
Gary M. Parsons.................................       24,716(1)         *
Hugh Panero.....................................       89,190(2)         *
Randall T. Mays.................................       26,757            *
Randy S. Segal..................................       26,757            *
Jack Shaw.......................................       26,757            *
Rajendra Singh..................................       26,757(3)         *
Ronald L. Zarrella..............................          --             *
Nathanial Davis.................................       26,757            *
Thomas R. Donohue...............................       26,757            *
Lee Abrams......................................       17,911(4)         *
Stephen Cook....................................       21,921(4)         *
Stelios Patsiokas...............................       19,921(4)         *
Heinz Stubblefield..............................       19,921(4)         *
All directors and executive officers as a group
 (16 persons)...................................      391,578(5)       1.2%

--------
*  Less than 1%.
(1) Does not include 267,570 shares issuable upon exercise of options which are not exercisable within 60 days. A trust for the benefit of Mr. Parsons' minor children has acquired a minority membership interest in each of Columbia XM Radio Partners, L.L.C. and Telcom-XM Investors, L.L.C. and a minority participatory interest in each of Madison Dearborn Capital Partners III, L.P. and Madison Dearborn Special Equity III, L.P. Mr. Parsons disclaims beneficial ownership of these interests.
(2) Does not include 278,384 shares issuable upon exercise of options which are not exercisable within 60 days. Mr. Panero has acquired a minority membership interest in Telcom-XM Investors, L.L.C.
(3) Rajendra Singh, a member of the Company's Board of Directors, indirectly owns a controlling interest in Telcom-XM Investors, L.L.C. Dr. Singh disclaims beneficial ownership of the shares of Class A common stock beneficially owned by Telcom-XM Investors, L.L.C.
(4) Does not include 85,665 shares issuable upon exercise of options which are not exercisable within 60 days.
(5) Does not include 1,113,506 shares issuable upon exercise of options which are not exercisable within 60 days.

Shareholders' Agreement

  The Company has entered into a shareholders' agreement with certain of its primary investors, including American Mobile, Baron Asset Fund and the former holders of its Series A subordinated convertible notes, containing, among others, the provisions described below.

  American Mobile owns all of the Company's Class B common stock, which is convertible into Class A common stock on a one for one basis at any time at American Mobile's discretion. In addition, under the shareholders' agreement, the holders of a majority of the outstanding Class A common stock, which must include at least 20% of the public holders of the Class A common stock, may require conversion by American Mobile. This conversion will not be effected, however, if the FCC does not approve the transfer of control of the Company from American Mobile to a diffuse group of stockholders.

  Except for affiliated transactions, American Mobile will not be permitted to transfer any of the Company's securities until the earlier of the date on which the Company begins commercial operations or one year after October 8, 1999, which was the date of the closing of the Company's initial public offering. Shares of the Company's Class B common stock, all of which are currently owned by American Mobile, are transferable only upon conversion into shares of Class A common stock.

  American Mobile has agreed not to compete with the Company in the satellite radio business in the United States for so long as American Mobile holds 5% of the Company's common stock and for a period of three years following any transfer which results in American Mobile owning less than 5% of the Company's common stock.

  The parties to the shareholders' agreement are entitled to designate directors to the Company's Board of Directors and to observe meetings of the Board. These provisions are described above under the caption "Election of Directors -- Provisions of Shareholders' Agreement Governing the Board of Directors." In addition, the parties have agreed to take all necessary actions to give effect to the agreement including to prevent any conflict between the agreement and the Company's governing instruments.

  The shareholders' agreement will terminate upon unanimous consent of the parties, the bankruptcy of the Company or at such time as only one shareholder remains a party to the agreement.

  American Mobile cannot relinquish its position as the Company's controlling shareholder without obtaining the prior approval of the FCC. Accordingly, prior to obtaining FCC approval of any transfer of control from American Mobile, the Company is only able to issue a limited amount of voting securities and it is only able to issue a limited amount of securities convertible into voting securities unless the stockholders holding nonvoting convertible securities agree not to convert them into voting securities or the Company takes other steps to permit voting securities on a basis consistent with FCC rules. GM and DIRECTV have agreed not to convert their Series A convertible preferred stock if it would cause American Mobile to hold less than the minimum percentage of the Company's voting rights approved by the FCC until the Company obtains approval by the FCC of a change in control. In return, the Company has agreed not to issue new voting securities, except for certain types of securities, if doing so would make GM and DIRECTV unable to convert any of their Series A convertible preferred stock. On March 30, 2000, the FCC approved the Company's application to allow American Mobile to reduce its ownership of the voting rights of the Company from a majority to as little as 40%, provided that American Mobile retain de facto control of the Company, including the right to elect a majority of the directors of the Company's Board of Directors.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors has the authority to manage the Company's business and affairs. The Company's Restated Bylaws (the "Bylaws") and applicable law permit the Board to establish committees from among its members and delegate authority to these committees for various purposes. In addition, the Bylaws provide that the Board must annually appoint officers of the Company to manage the affairs of the Company on a day to day basis as set forth in the Bylaws or as otherwise directed by the Board. During the fiscal period ended
December 31, 1999, there were a total of 11 meetings held by the Board of Directors.

  In 1999, all director nominees other than Mr. Mays and Mr. Zarrella attended 75% or more of all Board Meetings held during the period for which he or she had been a director and all meetings of the committees on which he or she served during the periods that he or she served.

Terms of Directors

  All members of the Board of Directors hold office until the next annual meeting of stockholders and the election and qualification of their successors.

  The Board of Directors has established compensation and audit committees. Each committee reports to the Board of Directors. The compensation committee, currently consisting of Messrs. Singh, Shaw, Donohue and Mays, is responsible for determining and paying compensation, salaries, annual bonuses, stock option grants and benefits to officers, directors and employees. The audit committee, currently consisting of Messrs. Mays and Davis and Ms. Segal, reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters. These matters include the selection of the Company's auditors and review of the Company's accounting books, records and policies. During the fiscal year ended December 31, 1999, there was a total of one meeting of the Audit Committee and three meetings of the Compensation Committee.

Director Compensation

  The Company's independent directors (which consist of Messrs. Davis and Donohue) receive retainer fees of $2,500 per quarter. In addition, these directors receive $2,000 for every meeting attended in person and $500 for every meeting attended telephonically. Independent directors also receive $3,000 per year for each board committee on which they serve. In July 1999, the Company also granted each non-employee director an option to purchase 26,757 shares of the Company's Class A common stock at $9.52 per share. These options are immediately exercisable and have ten-year terms. Mr. Zarrella has elected to forego receipt of these options.

  Chairman of the Board. On July 16, 1999, the Company issued to Mr. Parsons 14,716 shares of Class A common stock in compensation for his service to the Company. The Company will have a right to repurchase these shares for $9.52 per share if Mr. Parsons' service with the Company ends prior to July 16, 2000. In addition, the Company granted Mr. Parsons a ten-year option to purchase 267,570 shares of Class A common stock at an exercise price of $9.52 per share. Of these shares, 160,542 will vest one year after the grant, and 53,514 shares will vest in each of the two years thereafter. The vesting of 53,514 of the 160,542 shares that vest in the first year and the shares that vest at the end of the second and third years will be subject to the fulfillment of performance criteria.

                       TRANSACTIONS WITH RELATED PARTIES

Contracts with Hughes

  The Company's Satellite Purchase Contract for In-Orbit Delivery, dated March 20, 1998, and amended and restated on July 21, 1999, with Hughes Space and Communications calls for Hughes to deliver

  .  in-orbit, two high-power satellites;

  .  an optional ground spare satellite; and

  .  satellite launch services.

  The Company expects to incur total payment obligations under this contract of approximately $541.3 million, which includes amounts the Company expects to pay pursuant to the exercise of the option to build the ground spare satellite and certain financing costs and in-orbit incentive payments. Payments are to be made to Hughes upon certain calendar dates and completion of discrete milestones and other events. As of December 31, 1999, the Company has paid $183.9 million under this contract.

  The Company has granted Hughes a first priority security interest in any rights the Company may have in Hughes' work product under the satellite contract to secure the Company's payment obligations to Hughes under the contract. This security interest will be released once the Company has made substantial pre-arranged payments to Hughes under the satellite contract or, if earlier, upon the launch of the satellites.

  The Company may, subject to certain conditions, terminate the satellite contract at its convenience, in which case Hughes will be entitled to certain payments. The Company may also terminate the satellite contract for certain events of default by Hughes or in case it becomes reasonably certain that the total amount of excusable delay in Hughes' performance under the satellite contract caused by events beyond Hughes' control, excluding delays caused by the Company, will exceed 485 calendar days.

  The first satellite is to be delivered to the Company in orbit by December 31, 2000, and the second by April 11, 2001. The scheduled launch period for the first satellite is the period from November 1, 2000 through February 1, 2001. The scheduled launch period for the second satellite is the period from February 15, 2001 through May 15, 2001. If there is a delay of more than six months in the launch of either the first or second satellite, the Company would be able to select an alternative launch system from within or outside of Hughes' inventory of launch vehicles, subject to certain payment conditions set forth in the satellite contract.

  For each satellite, title will transfer to the Company after Hughes successfully completes certain tests and analyses on each satellite upon arrival at its specified orbital location. If Hughes fails to deliver either satellite on or before the fiftieth day following its delivery date, then Hughes must pay the Company liquidated damages which accrue on a daily basis. The total aggregate amount of liquidated damages for failure to meet the delivery dates of both satellites is limited to $16 million. These liquidated damages are in addition to other limited liquidated damages for delay in the launch of the satellites. The Company would have no other damages or remedies for late delivery of a satellite. If, on the other hand, Hughes launches both satellites on or before December 31, 2000, the Company will pay Hughes $6 million in addition to the contract price.

  The Company has entered into a contract with Hughes Electronics Corporation for the design, development and manufacture of the terrestrial repeaters, which will supplement the Company's high-powered satellite signals. Production of the repeaters is expected to begin in July 2000 and be completed in February 2001. Payments under this contract are expected to be approximately $128.0 million. As of December 31, 1999, the Company has paid $3.5 million under this contract.

  The contract provides that the Company may reduce the number of repeaters ordered under the contract to a specified minimum order or terminate the terrestrial repeater contract altogether, in which case the Company is required to pay certain amounts to Hughes Electronics depending on the date of the reduction or termination and other factors. The Company has agreed to make certain incentive payments to Hughes Electronics for timely delivery of the terrestrial repeaters. In the event of late delivery of the terrestrial repeaters, the Company is entitled to specified liquidated damages. In certain events of default by Hughes Electronics, the Company may terminate the contract and would be entitled to have the work completed by a third party plus certain costs resulting from the termination.

  Hughes Space and Communications is owned by Hughes Electronics Corporation. On January 13, 2000, Hughes Electronics announced its intention to sell Hughes Space and Communications to Boeing. The Company's management believes this sale, if consummated, would not have any material effect on the Company. American Mobile, whose single largest stockholder on a fully diluted basis is Hughes Communications, owns approximately 26% of the outstanding shares of the Company's Class A common stock, assuming conversion of its Class B common stock, or 33% assuming no conversion of preferred stock. General Motors, which owns Hughes Electronics and with whom the Company has a distribution agreement as described below, owns a 9% equity interest in the Company and an additional 9% equity interest in the Company is held by DIRECTV, a direct subsidiary of Hughes Electronics and an indirect subsidiary of General Motors.

Distribution Agreement with General Motors and OnStar

  The Company has signed a long-term distribution agreement with the OnStar division of General Motors providing for the installation of XM radios in General Motors vehicles. During the term of the agreement, which expires 12 years from the commencement date of the Company's commercial operations, General Motors has agreed to distribute the Company's service to the exclusion of other satellite digital radio services that broadcast in the S-Band. General Motors will factory-install XM radios, purchased exclusively from the Company's authorized manufacturers, in certain new General Motors vehicles and not install any radios which receive broadcasts by Sirius Radio, the Company's primary competitor, as the only satellite radio service. The Company will have a non-exclusive right to arrange for the installation of XM radios included in OnStar systems in non-General Motors vehicles that are sold for use in the United States.

  The Company has agreed, for a nine-month period beginning on July 1, 2001, that General Motors shall be the exclusive vehicle manufacturer in whose new vehicles the Company will activate the XM Radio service. If, however, the Company cannot install XM radios prior to January 1, 2002, then this exclusivity arrangement will apply for a six-month period beginning on the later of July 1, 2002 or the date the Company commences full commercial operations. In addition, the Company has significant annual, fixed payment obligations to General Motors for four years following commencement of commercial operation. These payments approximate $35 million in the aggregate during this period. Additional annual fixed payment obligations beyond the initial four years of the contract term range from less than $35 million to approximately $130 million through 2009, aggregating approximately $400 million. In order to encourage the broad installation of XM radios, the Company has agreed to subsidize a portion of the cost of XM radios, and to make incentive payments to General Motors when the owners of General Motors vehicles with installed XM radios become subscribers for the XM Radio service within 12 months of purchasing a General Motors vehicle equipped with an XM radio. The Company must also share with General Motors a percentage of the subscription revenue attributable to General Motors vehicles with installed XM radios. The Company will also make available to General Motors a limited amount of bandwidth for audio and/or data transmission by General Motors to owners of General Motors vehicles equipped with XM radios.

  This agreement is subject to renegotiation if four years after the commencement of commercial operations and at two-year intervals thereafter General Motors does not achieve and maintain specified installation levels, starting with 1.24 million units after four years and thereafter increasing by the lesser of 600,000 units per year and amounts proportionate to the Company's share of the satellite digital radio market. There can be no assurance as to the outcome of any such renegotiations. General Motors' exclusivity obligations will discontinue if, four years after the Company commences commercial operations and at two-year intervals thereafter, its mobile aftermarket share falls below 40% if there are two satellite radio providers in the United States, or below 33% if there are three satellite radio providers in the United States.

  In February 2000, the Company signed an agreement with Sirius Radio to develop a unified standard for satellite radios, which will facilitate the ability of consumers to purchase one radio capable of receiving both companies' services. In accordance with the terms of the agreement, the Company expects to work with General Motors to integrate the new standard under the terms of the distribution agreement with General Motors. The agreement with General Motors provides that if General Motors elects to install radios which are capable of receiving broadcasts from other satellite radio providers, in the absence of any regulatory requirements to do so, the Company may seek to renegotiate the distribution agreement. If the FCC requires the installation of interoperable radios, the Company will renegotiate the distribution agreement on mutually acceptable terms.

Engineering Contract with LCC International

  The Company has signed a contract with LCC International for the engineering of and site preparation of the Company's terrestrial repeater network. The repeater network will supplement the Company's high-powered satellite signals. Payments by under this contract are expected to approximate $115.0 million. This contract does not include the repeater hardware, which will be supplied by a separate vendor. As of December 31, 1999, the Company has paid $6.6 million under this contract.

  The contract designates LCC International as the prime contractor for the implementation of the Company's terrestrial repeater sites. Under this contract, LCC International will perform various services, including program management radio frequency engineering, site acquisition, architectural and engineering design, zoning, regulatory services, network management testing and construction and interim system maintenance. The initial site planning is now complete for 70 cities and metropolitan areas and implementation work is continuing.

  The design of the Company's terrestrial repeater system will be guided by a radio frequency analysis technique newly developed by LCC International. This technique uses analysis of the satellite footprint to discover areas likely to have impaired reception of XM Radio through technology similar to that used in certain cellular telephone systems.

  Dr. Rajendra Singh, a member of the Company's Board of Directors and a member of the board of directors of LCC International, controls the largest shareholder of both LCC International and one of the Company's principal shareholders, Telcom-XM Investors L.L.C. See "Security Ownership -- Principal Stockholders."

Technology License Agreement with American Mobile

  American Mobile has granted the Company a royalty-free license with respect to certain technology to be used in connection with the implementation of the XM Radio system, including, among other things, certain ground segment communications technology and antenna technology. The Company also has the right to sublicense this technology to any third party, including chipset manufacturers, terrestrial repeater manufacturers and receiver manufacturers in connection with the XM Radio system.

  Under cross-license provisions in the license, if the Company obtains from any third party the right to use any technology which could be used to develop, implement and commercialize a satellite radio system for transmission in the United States, it will make all reasonable efforts to obtain for American Mobile the right to use such technology. The Company has granted to American Mobile a royalty-free, non-exclusive and irrevocable license to any and all technology and improvements the Company develops relating to the XM Radio system. This cross-license is for use and sublicensing worldwide outside the United States and its territories, or inside the United States and its territories only in connection with American Mobile's mobile satellite business in the United States and other than in connection with any satellite radio system.

  The technology license renews automatically on an annual basis unless terminated for a breach which has not been or cannot be remedied.

Technical Services Agreement with American Mobile

  The Company has a technical services agreement with American Mobile under which American Mobile provides the Company with certain technical, engineering, marketing and strategic planning services. The Company pays American Mobile at specified hourly rates, which the Company believes approximate rates available from unrelated parties. On or after the Company's commencement of commercial operations, American Mobile or the Company may terminate the technical services agreement at any time.

Other Transactions with American Mobile

  In 1997, American Mobile contributed $143,000 for the Company to establish its original application for its FCC license. Also in 1997, the Company received $1.5 million as a capital contribution from American Mobile. During 1998, American Mobile incurred general and administrative costs and professional fees for the Company and established an intercompany balance of $458,000. During June 1999, American Mobile provided the Company with a line of credit under which it drew $250,000. This was repaid, and the line of credit terminated, in July 1999.

Registration Rights Agreement

  The Company has a registration rights agreement with American Mobile, Baron Asset Fund and the former holders of its Series A subordinated convertible notes. Commencing July 7, 2000, each of these parties is entitled to demand registration with respect to its Class A common stock, including shares issuable upon conversion of other securities. American Mobile is entitled to make two demands. These rights are subject to the Company's right to defer the timing of a demand registration and an underwriters' right to cut back shares in an underwritten offering. In certain instances if a demand registration is cut back by more than 75% of the number of shares originally requested to be registered, then the party requesting registration shall be entitled to one additional demand registration request.

  In addition to these demand rights, following the Company's commencement of commercial operations, parties to the registration rights agreement may request registration of at least $25.0 million of Class A common stock.

  Parties to the registration rights agreement also have rights to include their Class A common stock in registered offerings initiated by the Company, other than an offering for high yield debt.

Shareholders' Agreement

  The Company has entered into a shareholders' agreement with American Mobile, Baron Asset Fund and the former holders of its Series A subordinated convertible notes, including GM and DIRECTV. GM and DIRECTV have also agreed not to convert their nonvoting securities into Class A common stock if doing so would cause American Mobile to own less than 40% of the Company's voting rights. These agreements are described above under the captions "Security Ownership--Shareholders' Agreement" and "Election of Directors--Provisions of Shareholders' Agreement Governing the Board of Directors."

Investor Operational Agreements

  The Company has agreements with Clear Channel, DIRECTV and the TCM Group, which is owned by Columbia Capital, Telcom Ventures and Madison Dearborn Partners, under which the Company will make available to them up to 406.6 kilobits per second, 204.8 kilobits per second, and 64.0 kilobits per second each, respectively, of the Company's bandwidth, for them to supply programming to the Company with content reasonably acceptable to it, on terms (including revenue sharing) no less favorable than those offered to similar commercial programmers who provide similar programming. Until these options are exercised and this bandwidth is actually used by them, the Company can use the bandwidth. Any use of the Company's bandwidth by these companies must be in compliance with applicable laws, must not interfere with the Company's business or obligations to other content providers, and must meet the Company's quality standards.

  The agreements call for the Company to have a technology advisory committee on which Clear Channel, DIRECTV and the TCM Group have representatives. The committee will direct the selection of appropriate billing, customer service and conditional access systems for the Company, as well as its overall system integration effort. The Company has granted to Clear Channel, DIRECTV, and TCM Group under these agreements a royalty-free, non-transferable, non-exclusive license to use, sell, manufacture and have manufactured any and all technology the Company develops relating to the XM Radio system worldwide for any purpose other than one related to digital audio radio service.

  The Company has entered into a technical services agreement with DIRECTV with respect to customer service, billing and conditional access capabilities and will use DIRECTV's customer service, billing and conditional access capabilities if made available to the Company on competitive terms and conditions. DIRECTV is to make good faith efforts to represent the Company in obtaining distribution of XM Radio service through DIRECTV's existing retail distribution network. The Company will provide Clear Channel and DIRECTV with access to the Company's advertising at the lowest available commercial rates. Clear Channel must make good faith efforts to give the Company access to its advertising at the lowest available commercial rates.

  The agreements provide for further good faith negotiations with respect to other arrangements, including advertising barter arrangements, marketing of XM Radio service by Clear Channel and DIRECTV, and technology cooperation.

  These agreements remain in effect so long as Clear Channel, DIRECTV, and Columbia Capital, Telcom Ventures and Madison Dearborn Partners hold at least 5% of the Company's fully diluted ownership or the full amount of their original investments in the Company.

July 1999 Transactions

  In July 1999, the Company issued $250.0 million of Series A subordinated convertible notes to six strategic and financial investors--General Motors, $50.0 million; Clear Channel Communications, $75.0 million; DIRECTV, $50.0 million; and Columbia Capital, Telcom Ventures, L.L.C. and Madison Dearborn Partners, $75.0 million in the aggregate. Using part of the proceeds from the issuance of the Series A subordinated convertible notes, the Company paid WorldSpace, Inc. $75.0 million in July 1999 to redeem an outstanding loan. The Company incurred fees and expenses totaling $11.0 million in connection with these transactions. Several of the transactions and agreements described above were entered into in connection with these transactions.

  As part of the July 1999 transactions, WorldSpace transferred all of its rights, title and interests in XM Satellite Radio Inc., the operating company now owned by XM Satellite Radio Holdings Inc., to a trust. These interests included:

  .  1,337,850 shares of XM Satellite Radio Holdings Inc. common stock;

  . a $54.5 million note issued to WorldSpace in April 1998 convertible into 3,335,367 shares of XM Satellite Radio Holdings Inc. common stock, together with interest accrued and capitalized thereon;

  . an aggregate of $81.9 million of additional indebtedness incurred to WorldSpace in May 1997, together with interest accrued and capitalized thereon, other than $75.0 million aggregate principal amount thereof, which was retained by WorldSpace and repaid and retired by XM Satellite Radio Holdings Inc.; and

  . options issued to WorldSpace in May 1997 to purchase up to 12,287,933 shares of XM Satellite Radio Holdings Inc. common stock.

  The stock, notes, and indebtedness were then acquired from the trust by American Mobile, and the notes and indebtedness were converted into or exchanged for additional shares of XM Satellite Radio Holdings Inc. common stock. As a result of these transactions, WorldSpace ceased to have any direct equity or debt interest in XM Satellite Radio Holdings Inc.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

  The following table sets forth the compensation paid to the Company's Chief Executive Officer and to each of the Company's other four most highly compensated executive officers for 1999, referred to collectively as the named executive officers:

                          Summary Compensation Table

                                                                Long-Term
                                                               Compensation
                                 Annual Compensation              Awards
                              --------------------------    ------------------
Name and Principal                                            Class A Shares
Position(s)              Year  Salary   Bonus    Other      Underlying Options
------------------       ----  ------   -----    -----      ------------------
Hugh Panero              1998 $163,333 $ 65,333 $293,060(1)      267,570
 President and Chief
 Executive Officer...... 1999  286,533  125,000    1,354         100,000
Lee Abrams               1998  125,417   27,413   30,989(2)       53,514
 Senior Vice President,
 Chief of Programming... 1999  220,000   56,100   47,900          50,000
Stelios Patsiokas        1998   43,077   16,710   59,966(3)       53,514
 Senior Vice President,
 Technology............. 1999  211,700   84,680      213          50,000
Heinz Stubblefield       1998  116,667   60,000      --           53,514
 Senior Vice President,
 Chief Financial
 Officer................ 1999  208,000   62,400    1,589          50,000
Stephen Cook             1998      --       --       --              --
 Senior Vice President,
 Sales and Marketing.... 1999  205,960   70,082   51,927(4)      103,514

--------
(1) Includes a signing bonus of $200,000.
(2) Includes a signing bonus of $28,000.
(3) Includes a signing bonus of $59,966.
(4) Includes a signing bonus of $50,000.

Employment Agreements

  Hugh Panero is employed as the Company's President, Chief Executive Officer and member of the Board of Directors for a term of three years under an employment agreement effective June 1, 1998. His employment agreement provides for an annual base salary of $280,000, subject to increase from time to time by the Company's Board of Directors. Mr. Panero is also eligible for a pro-rata annual bonus to be determined by the Board of Directors according to Mr. Panero's personal job performance and mutually agreed upon corporate goals and objectives. The bonus target guideline is 40% of Mr. Panero's annual base salary. Under Mr. Panero's employment agreement and pursuant to the XM Satellite Radio Holdings Inc. 1998 Shares Award Plan, the Company granted to Mr. Panero a 10-year option to purchase 267,570 shares of Class A common stock at an exercise price of $9.52 per share. This option vests at the rate of

  . 107,028 shares in three equal annual installments beginning on the first anniversary of the grant; and

  . 160,542 shares in three equal annual installments beginning on the first anniversary of the grant based on achievement of performance objectives.

  All options vest in the event of death or involuntary termination within one year of a change of control of the Company; otherwise, all non-vested options would be forfeited upon termination of employment. Following termination of employment, vested stock options would cease to be exercisable

  .  immediately, if Mr. Panero is terminated for cause;

  .  three months after termination, in the event of a voluntary termination;

  .  six months, following an involuntary termination; or

  . one year following death, disability, retirement, or in the event of voluntary or involuntary termination within one year following a change of control.

  His employment agreement restricts Mr. Panero from engaging in any business in the United States which resembles or competes with the Company for a period of one year following termination of his employment.

  The Company also has agreements with the following named executive officers:

     Name                               Title                    Effective Date
     ----                               -----                    --------------
     Lee Abrams.......................  Senior Vice President,   June 8, 1998
                                        Chief
                                        of Programming
     Stephen Cook.....................  Senior Vice President,   February 22, 1999
                                        Sales
                                        and Marketing
     Stelios Patsiokas................  Senior Vice President,   October 19, 1998
                                        Technology
     Heinz Stubblefield...............  Senior Vice President,   June 1, 1998
                                        Chief
                                        Financial Officer

  Mr. Stubblefield's agreement is for a term of three years, which will automatically renew for a period of an additional two years unless either party gives 60 days notice to the other; Mr. Patsiokas' agreement is for a term of three years; and Mr. Abrams' and Mr. Cook's agreement have no specified term. Each agreement provides that the executive is eligible for an annual bonus to be determined by the Board of Directors based upon agreed upon performance measures. These amounts are up to 40% of annual base salary for Mr. Patsiokas, up to 35% of annual base salary for Mr. Cook and up to 30% of annual base salary for Messrs. Stubblefield and Abrams. The agreement for Mr. Patsiokas and Mr. Cook provide for severance payment of one year's salary payable in a lump sum upon termination of employment by the Company other than for cause. The agreement for Mr. Stubblefield provides for severance payment of one year's salary and bonus, plus the pro-rated portion of earned bonus and options scheduled to vest for the current year, payable in a lump sum upon termination of employment by the Company other than for cause. Under these agreements and the terms of the 1998 Shares Award Plan, the Company has granted to each of Messrs. Abrams, Cook, Patsiokas and Stubblefield a 10-year option to purchase 53,514 shares of Class A common stock at an exercise price of $9.52 per share. Each of these options vests in three equal annual installments beginning on the first anniversary of the grant.

Stock Option Grants in 1999

  In 1998, the Company's Board of Directors adopted a 1998 Shares Award Plan for employees, consultants and non-employee directors. The following table sets forth information concerning the stock options granted by the Company to named executive officers under the 1998 Shares Award Plan in 1999.

                                        Individual Grants
                         ------------------------------------------------
                         Number of
                           Common   Percent of                             Potential Realizable
                           Shares     Total    Exercise                      Value at Assumed
                         Underlying  Options    Price                      Annual Rates of Stock
                          Options   Granted to   Per                      Price Appreciation for
Name                      Granted   Employees   Share    Expiration Date        Stock Term
----                     ---------- ---------- -------- ----------------- -----------------------
                                                                              5%          10%
                                                                          -----------------------
Hugh Panero.............  100,000      6.8%     $12.00   October 8, 2009  $  754,674 $  1,912,491
Lee Abrams..............   50,000      3.4       12.00   October 8, 2009     377,337      956,245
Stephen Cook............   53,514      3.6        9.52  February 22, 2009    320,392      811,937
                           50,000      3.4       12.00   October 8, 2009     377,337      956,245
Stelios Patsiokas.......   50,000      3.4       12.00   October 8, 2009     377,337      956,245
Heinz Stubblefield......   50,000      3.4       12.00   October 8, 2009     377,337      956,245

Stock Option Exercises in 1999

  The following table sets forth the number of shares acquired and the value realized upon exercise of stock options during 1999 and the number of shares of Class A common stock subject to exercisable and unexercisable stock options held as of December 31, 1999 by each of the named executive officers. Value at fiscal year end is measured as the difference between the exercise price and the fair market value at close of market on December 31, 1999, which was $38.13.

      Aggregate Option Exercises in 1999 and Values at December 31, 1999

                                              Number of Securities Underlying              Value of Unexercised
                          Number of               Unexercised Options at                   In-the Money Options
                           Shares                    December 31, 1999                       December 31, 1999
                          Acquired    Value   ------------------------------------     ------------------------------
Name                     on Exercise Realized Exercisable(#)      Unexercisable(#)     Exercisable($) Unexercisable($)
----                     ----------- -------- ---------------     ----------------     -------------  ---------------
Hugh Panero.............     --        --                 89,190               278,380   2,551,280       7,715,060
Lee Abrams..............     --        --                 17,838                85,676     510,256       2,326,762
Stephen Cook............     --        --                    --                103,514         --        2,837,018
Stelios Patsiokas.......     --        --                 17,838                85,676     510,256       2,326,762
Heinz Stubblefield......     --        --                 17,838                85,676     510,256       2,326,762

                  Report of the Compensation Committee of the
            Board of Directors of XM Satellite Radio Holdings Inc.
                           on Executive Compensation

  This report, as well as the performance graph on page 23, are not soliciting materials, are not deemed filed with the SEC and are not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

  The Compensation Committee is charged with making decisions with respect to the compensation of the Company's executive officers and administering the Company's 1998 Shares Award Plan and Employee Stock Purchase Plan. No member of the Compensation Committee is an employee of the Company. During 1999, the Compensation Committee consisted of Messrs. Donohue, Mays, Shaw and Singh.

  The Compensation Committee of the Board of Directors has prepared the following report on the Company's policies with respect to the compensation of executive officers for the fiscal year ended December 31, 1999.

 Compensation Policies Toward Executive Officers

  The compensation policies of the Company are designed to:

  (1)attract, motivate and retain experienced and qualified executives,

  (2)increase the overall performance of the Company,

  (3)increase stockholder value, and

  (4)increase the performance of individual executives.

  The Compensation Committee seeks to provide competitive salaries based upon individual performance together with annual cash bonuses awarded based on the Company's overall performance relative to corporate objectives, taking into account individual contributions, teamwork and performance levels. In addition, it is the policy of the Company to grant stock options to executives upon their commencement of employment with the Company and annually thereafter in order to strengthen the alliance of interest between such executives and the Company's stockholders and to give executives the opportunity to reach the top compensation levels of the competitive market depending on the Company's performance, as reflected in the market price of the common stock.

  The following describes in more specific terms the elements of compensation that implement the Compensation Committee's compensation policies, with specific reference to compensation reported for 1999.

  Base Salaries. Base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, and the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at peer public companies in the Company's geographic region. Base salaries for executive officers are reviewed annually by the Compensation Committee based upon, among other things, individual performance and responsibilities.

  Annual salary adjustments are recommended by the Chief Executive Officer by evaluating the performance of each executive officer after considering new responsibilities and the previous year's performance. The Compensation Committee performs the same review of the performance of the Chief Executive Officer. Individual performance ratings take into account such factors as achievement of specific goals that are driven by the Company's strategic plan and attainment of specific individual objectives. The factors affecting base salary levels are not assigned specific weights but are subject to adjustments by the Compensation Committee.

  Bonuses. The Company's annual bonuses to its executive officers are based on both corporate and individual performance, as measured by reference to factors which reflect objective performance criteria over which management generally has the ability to exert some degree of control. These corporate performance factors consist of revenue and earnings targets established in the Company's annual budget. Bonuses for 1999, which were paid in 2000, are based upon the achievement of such financial and operating factors.

  Stock Options. A third component of executive officers' compensation consists of awards under the 1998 Shares Award Plan pursuant to which the Company grants executive officers and other key employees options to purchase shares of Class A common stock.

  The Compensation Committee grants stock options to the Company's executives in order to align their interests with the interests of the stockholders. Stock options are considered by the Compensation Committee to be an effective long-term incentive because the executives' gains are linked to increases in the value of the Class A common stock, which in turn provides stockholder gains. The Compensation Committee generally grants options to new executive officers and other key employees upon their commencement of employment with the Company and periodically thereafter. The options generally are granted at an exercise price equal to the closing market price of the Class A common stock at the date of the grant. Options granted to executive officers typically vest over a three-year period following the date of grant. The maximum option term is ten years. The full benefit of the options is realized upon appreciation of the stock price in future periods, thus providing an incentive to create value for the Company's stockholders through appreciation of stock price. Management of the Company believes that stock options have been helpful in attracting and retaining skilled executive personnel.

  Stock option grants made to executive officers in 1999 reflect significant individual contributions relating to the Company's initial public offering as well as the Company's operations and implementation of the Company's development and growth programs. Newly hired executive officers also received stock option grants at the time of their employment with the Company. During 1999, the Company granted stock options to purchase an aggregate of 2,188,988 shares of Class A common stock to approximately 62 employees, including options to purchase an aggregate of 355,514 shares of Class A common stock to the Company's five most highly compensated executive officers. The per share option exercise prices of such options ranged from $9.52 to $18.75.

 Chief Executive Officer Compensation

  The executive compensation policy described above is applied in setting Mr. Panero's compensation. Mr. Panero generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, his compensation also consists of annual base salary, annual bonus, and long-term equity-linked compensation. The Compensation Committee's general approach in establishing Mr. Panero's compensation is to be competitive with peer companies, but to have a large percentage of his target compensation based upon the long-term performance of the Company, as reflected in part in the market price of the Class A common stock.

  Mr. Panero's employment agreement with the Company, dated June 1, 1998, provides for an annual base salary of $280,000, subject to increase by the Board of Directors, and makes him eligible for an annual bonus with a target guideline of 40% of his base salary. Mr. Panero's compensation for the year ended December 31, 1999 included $286,533 in base salary and $126,354 in the form of a cash bonus and other compensation. The increase in Mr. Panero's salary from the previous year and his bonus payments for 1999 were based on, among other factors, the Company's performance and the 1998 compensation of chief executive officers of comparable companies, although his compensation was not linked to any particular group of these companies.

 Compensation Deductibility Policy

  Under Section 162(m) of the Internal Revenue Code, and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to any of the Company's five most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" as defined for purposes of Section 162(m). The Compensation

Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to the Company's executive officers.

                                          Respectfully submitted,

                                          Compensation Committee

                                          Thomas J. Donohue
                                          Randall T. Mays
                                          Jack Shaw
                                          Rajendra Singh

Compensation Committee Interlocks and Insider Participation

  The current members of the Compensation Committee are Messrs. Donohue, Mays, Shaw and Singh.

  There are no interlock relationships as defined in the applicable SEC rules. For a description of certain transactions between such individuals and the Company, see "Transactions with Related Parties" in this proxy statement.

Stockholder Return Performance Graph

  The following graph shows the cumulative total stockholder return on the Company's Class A common stock compared to the Standard & Poor's 500 Stock Index and the Nasdaq Telecommunications Index, composed of publicly traded companies which are principally in the telecommunications business, for the periods between October 5, 1999, the date the Class A common stock began trading on The Nasdaq National Market, and December 31, 1999. The graph assumes $100 was invested on October 5, 1999 in (1) the Company's Class A common stock, (2) the Standard & Poor's 500 Stock Index and (3) the Nasdaq Telecommunications Index. Total stockholder return is measured by dividing total dividends, assuming dividend reinvestment, plus share price change for a period by the share price at the beginning of the measurement period.


                COMPARISION OF 3 MONTH CUMULATIVE TOTAL RETURN*
          Among XM Satellite Radio Holdings Inc., the S & P 500 Index
                    and the Nasdaq Telecommunications Index

                          [CHART APPEARS HERE]

                                                Cumulative Total Return
                                      ----------------------------------------
-
                                      10/5/1999      10/99      11/99     12/99

XM SATELLITE RADIO HOLDINGS INC.         100.00     161.46     222.40    317.71
S & P 500                                100.00     108.12     110.32    116.81
NASDAQ TELECOMMUNICATIONS                100.00     117.47     124.59    144.13

* $100 invested on 10/5/99 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

       XM SATELLITE RADIO HOLDINGS INC. 1998 SHARES AWARD PLAN PROPOSAL
                                 (Proposal 2)

  The XM Satellite Radio Holdings Inc. 1998 Shares Award Plan currently authorizes the issuance of a total of 2,675,700 shares of Class A common stock pursuant to the plan. The Board of Directors has approved an amendment to the plan at a meeting held on March 9, 2000 to increase the number of shares of Class A common stock that may be issued pursuant to the plan to 5,000,000 shares. At this meeting the Board of Directors directed that the plan, as amended, be submitted to the stockholders for approval in order for awards under the plan to qualify under the exception to Section 162(m) of the Internal Revenue Code, as "qualified performance-based compensation" if the requirements of the exception are otherwise satisfied and so that options granted under the plan using the additional shares may qualify as incentive stock options within the meaning of the Internal Revenue Code.

  The purpose of the 1998 Shares Award Plan is to advance the interests of the Company by providing eligible individuals an opportunity to acquire or increase a proprietary interest in the Company, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Company and will encourage such eligible individuals to remain in the employ of the Company. The Board of Directors believes that it is important to increase the number of shares available under the plan in order to maintain and improve the Company's ability to attract and retain key personnel, and to serve as an incentive to such personnel to make extra efforts to contribute to the success of the Company's operations.

  The only change proposed by the amendment is an increase in the number of shares of Class A common stock that may be issued under the 1998 Shares Award Plan. The amendment does not alter the considerations of the Compensation Committee with respect to grants under the plan. Because the award of options is completely within the discretion of the Compensation Committee, it is not possible to determine at this time the awards that may be made to officers or other employees.

  There were 575,540 shares of Class A common stock authorized for issuance under the 1998 Shares Award Plan and not subject to outstanding awards as of December 31, 1999. The Board of Directors believes that this number of shares is insufficient to meet the Company's needs for long-term incentive compensation in the form of stock options. The Board of Directors has determined that the number of shares that may be issued under the plan should be within a certain range of percentages of the total number of outstanding shares of Class A common stock, including shares issuable upon conversion of other securities of the Company into Class A common stock. Since 1998, when the plan was adopted, the Company has completed its initial public offering and several additional rounds of financing and, in connection with these financings, has issued a large amount of additional equity. As a result, the number of shares of Class A common stock issuable under the plan no longer falls within the range targeted by the Board of Directors. Also, during this time, the number of employees of the Company has increased substantially, thereby increasing the need for additional shares under the plan to enable the Company to continue to grow and attract new employees.

  The following is a summary description of the XM Satellite Radio Holdings Inc. 1998 Shares Award Plan, which was originally approved by the stockholders of the Company on June 16, 1998 and later amended, which amendments were approved by the stockholders of the Company on July 8, 1999. This summary is qualified in its entirety by the detailed provisions of the 1998 Shares Award Plan, a copy of which is attached as Exhibit A to this proxy statement.

Description of the XM Satellite Radio Holdings Inc. 1998 Shares Award Plan

  In 1998, the Company's Board of Directors adopted a 1998 Shares Award Plan for employees, consultants and non-employee directors. The Company can grant options, stock appreciation rights, restricted stock or phantom shares under the plan. The aggregate number of shares of Class A common stock with respect to which awards may be granted under the plan is 2,675,700 shares, which will be increased to 5,000,000 shares if the amended plan is approved. The Company may not grant awards of more than 267,570 shares of its Class A common stock to any participant in any calendar year. Options granted under the shares award plan may be either incentive or non-incentive stock options within the meaning of the Internal Revenue Code. Shares granted to satisfy awards under the plan may be authorized and unissued shares, issued shares held in the Company's treasury or shares acquired on the open market.

  The 1998 Shares Award Plan is administered by the Compensation Committee. The Compensation Committee selects the optionees and determines the number of shares of Class A common stock covered by each option and the terms of the option agreement to be executed by the Company and the optionee, including the exercise price of the option. Options granted to date under the 1998 Shares Award Plan generally become exercisable in equal amounts on the first three anniversaries of the effective date of grant.

  Each option will be exercisable in whole or in installments, as determined at the time of grant. The term of any option granted may not be more than 10 years from the date of grant. Stock appreciation rights of the Company may be granted in tandem with another award, in addition to another award or unrelated to any other award. No stock appreciation right may be exercisable until six months after the day of grant. A stock appreciation right entitles the participant to receive the excess of the fair market value of the Class A common stock on the date of the exercise of the stock appreciation right over its grant price.

  In the event there is any change in the Class A common stock of the Company by reason of any stock dividend, stock split, adoption of stock rights plans, split-ups, split-offs, spin-offs, liquidations, combination or exchanges of shares, recapitalizations, mergers, consolidations or reorganizations of or by the Company or any distribution to Class A common stockholders other than ordinary cash dividends, the Company will make an appropriate adjustment in the price and number of shares subject to outstanding awards under the 1998 Shares Award Plan. The number of shares available for issuance under the plan as well as any individual limits on shares available for grant pursuant to awards issued under the plan will also be adjusted accordingly.

  If the Company engages in a merger or a consolidation and awards are not substituted for, assumed or continued in connection with the merger or consolidation, or the Company engages in a dissolution, a liquidation, or a sale of all or substantially all of its assets, then the holder of an outstanding award will have the right immediately prior to the effective date of the transaction to exercise such award without regard to any installment provision regarding exercisabilty. If not assumed, substituted for, or continued, all such awards which are not so exercised will be forfeited as of the effective time of the transaction.

  In the event of a change of control (as defined in the 1998 Shares Award
Plan) of the Company, each participant will be entitled to receive an equivalent award. An equivalent award is defined as a continuation of the awards, an agreement by the person acquiring the Company to honor or assume the award, or the substitution of a new award with an inherent value at least equivalent to the original award, and on terms at least as beneficial to the participant as is the original award. If it is not possible to grant such an equivalent award, the Company may grant a cash equivalent, calculated as described in the plan. If the participant's employment with the Company is terminated by reason of involuntary termination within one year following the change of control, the equivalent award may be exercised in full beginning on the date of such termination.

  The Board of Directors at any time may amend, suspend or terminate the 1998 Shares Award Plan, except that no amendment, suspension or termination may alter or impair any award previously made under the plan without the consent of the holder of the award and certain amendments will be subject to stockholder approval as required by the Internal Revenue Code. Unless previously terminated, the 1998 Shares Award Plan will terminate automatically on June 16, 2008, the tenth anniversary of the date of adoption of the plan by the Board of Directors.

  Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits publicly-held companies to an annual deduction for federal income tax purposes of $1,000,000 for compensation paid to their chief executive officer and the four highest compensated executive officers (other than the chief executive officer) determined at the end of each year (the "covered employees"). However, performance-based compensation is excluded from this limitation.

  To qualify as performance-based:

  . the compensation must be paid solely on account of the attainment of one or more preestablished, objective performance goals;

  . the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

  . the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation before payment is made in a separate vote; and

  . the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

  In the case of compensation attributable to stock options, the performance goal requirement is deemed satisfied, and the certification requirement is inapplicable, if the grant is made by the compensation committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the stock after the date of grant. The 1998 Shares Award Plan is designed to permit the compensation committee to grant options that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

  Under the Internal Revenue Code, a director is an "outside director" if he or she is not a current employee of the corporation; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the corporation; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the corporation in any capacity other than as a director.

Federal Income Tax Consequences

  The grant of an option is not a taxable event for the optionee or the Company.

  Incentive Stock Options. An optionee will not recognize taxable income upon exercise of an ISO except that the alternative minimum tax may apply, and any gain realized upon a disposition of shares of common stock received pursuant to the exercise of an ISO will be taxed as long-term capital gain if the optionee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise referred to as the "holding period requirement". The Company will not be entitled to any business expense deduction with respect to the exercise of an ISO, except as discussed below.

  For the exercise of an ISO to qualify for the foregoing tax treatment, the optionee generally must be an employee of the Company from the date the option is granted through a date within 30 days before the date of exercise of the option. In the case of an optionee who is disabled, the 30 day period is extended to one year. In the case of an employee who dies, the three-month period and the holding period requirement for shares of common stock received pursuant to the exercise of the option are waived. Options granted to non-employee directors cannot qualify as ISOs.

  If all of the requirements for incentive option treatment are met except for the holding period requirement, the optionee will recognize ordinary income upon the disposition of shares of common stock received pursuant to the exercise of an ISO in an amount equal to the excess of the fair market value of the shares of common stock at the time the option was exercised over the exercise price. The balance of the realized gain, if any, will be long-term or short-term capital gain, depending upon whether or not the shares of common stock were sold more than one year after the option was exercised. The Company will be allowed a business expense deduction to the extent the optionee recognizes ordinary income, subject to Section 162(m) of the Internal Revenue Code.

  Non-Qualified Options. Upon exercising a NSO, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock on the date of exercise except that, if the optionee is subject to certain restrictions imposed by securities laws, the measurement date will be deferred, unless the optionee makes a special tax election within 30 days after exercise to have income determined without regard to the restrictions. Upon a subsequent sale or exchange of shares of common stock acquired pursuant to the exercise of a NSO, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock, which generally, the amount paid for the shares of common stock plus the amount treated as ordinary income at the time the option was exercised.

  An optionee who has transferred an NSO to a spouse, child, grandchild, parent or sibling by gift will realize taxable income at the time the NSO is exercised by the family member. The optionee will be subject to withholding of income and employment taxes at that time. The family member's tax basis in the shares will be the fair market value of the shares on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options may be included in the optionee's estate for estate tax purposes.

  Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the 1998 Shares Award Plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, the Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

  Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under
Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award, determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. The Company generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the grantee in the year the grantee is taxed on the income.

  Phantom Shares. A grantee who receives an award of Phantom Shares will be required to recognize ordinary income in an amount equal to the fair market value of the shares issued to the grantee pursuant to the award, reduced by the amount, if any, paid for such shares. The Company will generally be allowed a business expense deduction for the amount of any taxable income recognized by the grantee at the time such income is recognized.

Approval of Proposal

  The affirmative vote of a majority of the voting rights of the shares of Class A common stock and Class B common stock present or represented by Proxy at the Annual Meeting, voting together as a single class, is required to approve the 1998 Shares Award Plan, as amended. Each share of Class B common stock is entitled to three votes.

  The Board of Directors Recommends that the Stockholders of XM Satellite Radio Holdings Inc. Vote "FOR" Proposal 2 to approve the amended XM Satellite Radio Holdings Inc. 1998 Shares Award Plan.

                        RATIFICATION OF THE APPOINTMENT
                OF THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS
                           FOR THE 2000 FISCAL YEAR
                                 (Proposal 3)

  The Board of Directors has appointed the firm of KPMG LLP as the independent accountants for XM Satellite Radio Holdings Inc. for the fiscal year ending December 31, 2000.

  Stockholder ratification of Proposal 3 is not required by the Bylaws or otherwise. However, the Board of Directors is submitting Proposal 3 to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify Proposal 3, the Board of Directors will reconsider whether or not to retain KPMG LLP. Even if Proposal 3 is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accountant at any time during the year if the Board of Directors determines that such a change would be in the best interests of XM Satellite Radio Holdings Inc. and its stockholders.

  Representatives of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

  The affirmative vote of a majority of the voting rights of the shares of Class A common stock and Class B common stock present or represented by Proxy at the Annual Meeting, voting together as a single class, is required to approve the Proposal 3. Each share of Class B common stock is entitled to three votes.

  The Board of Directors Recommends a Vote "FOR" Proposal 3.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such reporting persons are required by rules of the SEC to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely upon a review of Section 16(a) reports furnished to the Company for fiscal 1999 or written representations that no other reports were required, the Company believes that the foregoing reporting persons complied with all filing requirements for fiscal 1999, except that Messrs. Parsons, Panero, Davis, Donohue, Mays, Shaw, Singh, Zarrella, Abrams, Cook, Patsiokas, Stubblefield, Titlebaum and Wormington, Ms. Segal, American Mobile Satellite Corporation, General Motors Corporation, DIRECTV Enterprises, Inc., Clear Channel Investments, Inc., Columbia XM Radio Partners, L.L.C., Telcom-XM Investors, L.L.C., Madison Dearborn Capital Partners III, L.P., Madison Dearborn Special Equity III, L.P., and Special Advisors Fund I, LLC timely reported transactions on Form 3 in connection with the Company's initial public offering but inadvertently reported the date and the number of securities acquired incorrectly, and Mr. Parsons timely reported a transaction on Form 4 but inadvertently reported the number of securities acquired incorrectly. Each of these errors was corrected by amendment.

             STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2001

  Any proposal or proposals by a stockholder intended to be included in the Company's proxy statement and form of proxy relating to the 2001 annual meeting of stockholders must be received by the Company no later than December 28, 2000, pursuant to the proxy solicitation rules of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2001 annual meeting of stockholders any stockholder proposal which may be omitted from the Company's proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received. For any proposal that is not submitted for inclusion in next year's proxy statement but is instead presented directly at the 2001 annual meeting of stockholders, notice of such proposal must be received in writing by the Secretary of the Company between 60 and 90 days prior to the annual meeting, except that if less than 70 days' notice of the date of the annual meeting is given to stockholders or publicly disclosed, notice of such proposal must be received by the Secretary not later than the 10th day following the date that notice of the annual meeting is mailed or publicly disclosed. Failure to provide notice in this manner and within this time period means that such proposal will be considered untimely. Management will be entitled to vote proxies in its discretion with respect to any proposal that is presented at the 2001 annual meeting of stockholders but not included in the proxy statement.

                                 OTHER MATTERS

  The Board of Directors does not intend to present to the annual meeting any other matters not referred to above and does not presently know of any matters that may be presented to the meeting by others. If other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

                                          By Order of the Board of Directors

                                          /s/ Gary M. Parsons
                                          Gary M. Parsons
                                          Chairman of the Board of Directors

Dated: April 25, 2000

                                                                       EXHIBIT A

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                        XM SATELLITE RADIO HOLDINGS INC.

                             1998 SHARES AWARD PLAN
                                  (AS AMENDED)

                         Effective as of June 16, 1998


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--------------------------------------------------------------------------------

                       XM Satellite Radio Holdings Inc.
                            1998 Shares Award Plan
                                 (as amended)

                                 INTRODUCTION

  XM Satellite Radio Holdings Inc., a Delaware corporation (hereinafter referred to as the "Corporation"), hereby establishes an incentive compensation plan to be known as the "XM 1998 Shares Award Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Incentive Stock Options, Non-Qualified Stock Options, Phantom Stock Awards, Stock Appreciation Rights, Restricted Stock Awards and Other Stock-Based Awards. Subject to the terms of the Plan, the Plan shall become effective on June 16, 1998.

  The purpose of the Plan is to promote the success and enhance the value of the Corporation by linking the personal interests of Participants to those of the Corporation's shareholders by providing Participants with an incentive for outstanding performance. The Plan is further intended to assist the Corporation in its ability to motivate, and retain the services of, Participants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

                                  DEFINITIONS

  For purposes of this Plan, the following terms shall be defined as follows unless the context clearly indicates otherwise:

    (a) "Affiliate" shall mean (i) any parent, including American Mobile Satellite Corporation and any other entity which owns directly or indirectly at least 50% of the total combined voting power of all classes of stock of the Corporation and (ii) any entity in which the Corporation directly or indirectly owns at least 50% of the total combined voting power of all classes of stock.

    (b) "Award" shall mean any award to a participant of an Option, Stock Appreciation Right, Phantom Share, Restricted Stock or any other stock-based award under the Plan.

    (c) "Award Agreement" shall mean the written agreement, executed by an appropriate officer of the Corporation, pursuant to which an Award is granted.

    (d) "Board of Directors" shall mean the Board of Directors of the Corporation.

    (e) "Change of Control" shall have the meaning set forth in Section 11(d) hereof.

    (f) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

    (g) "Committee" shall mean the Board of Directors of the Corporation or any committee of two or more Non-Employee Directors (as defined under Rule 16b promulgated under the Exchange Act) designated by the Board of Directors to serve as the Committee.

    (h) "Consultant" shall mean an individual or entity who is in a consulting relationship with the Corporation or any parent or subsidiary of the Corporation.

    (i) "Corporation" shall mean XM Satellite Radio Holdings Inc., a Delaware corporation.

    (j) "Employee" shall mean a common-law employee of the Corporation or of any Affiliate.

    (k) "Equivalent Award" shall mean, in connection with a Change of Control, a continuation of the Award by the Corporation to a Participant, an agreement by the person(s) acquiring the Corporation that to honor or assume the Award following the Change of Control, or the substitution of a new Award with an inherent value equivalent to that of the original Award and on terms at least as beneficial to the Participant as those contained in the Participant's original Award Agreement.

    (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

    (m) "Fair Market Value" of the Corporation's Common Shares on a Trading Day shall mean the last reported sale price for Common Shares or, in case no such reported sale takes place on such Trading Day, the average of the closing bid and asked prices for the Common Shares for such Trading Day, in either case on the principal national securities exchange on which the Common Shares are listed or admitted to trading, or if the Common Shares are not listed or admitted to trading on any national securities exchange but are traded in the over-the-counter market, the closing sale price of the Common Shares or, if no sale is publicly reported, the average of the closing bid and asked quotations for the Common Shares, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any comparable system or, if the Common Shares are not listed on NASDAQ or a comparable system, the average of the bid and asked prices of the Common Shares or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc., who make a market in the Common Shares selected from time to time by the Corporation for that purpose. In addition, for purposes of this definition, a "Trading Day" shall mean, if the Common Shares are listed on any national securities exchange, a business day during which such exchange was open for trading and at least one trade of Common Shares was effected on such exchange on such business day, or, if the Common Shares are not listed on any national securities exchange but are traded in the over-the-counter market, a business day during which the over-the-counter market was open for trading and at least one "broker-dealer" quoted both a bid and asked price for the Common Shares (if a broker-dealer quoted only a bid or only an asked price for such day, such day will not be a Trading Day). In the event the Corporation's Common Shares are not publicly traded, the Fair Market Value of such Common Shares shall be determined by the Committee in good faith and in its sole discretion.

    (n) "Good Cause" shall mean, with respect to any Participant, the meaning of such term as set forth in the employment agreement between the Corporation (or any Affiliate) and the Participant or, in the event there is no such employment agreement (or if any such employment agreement does not contain such a definition), such term shall mean (i) willful or gross misconduct or willful or gross negligence in the performance of his or her duties for the Corporation or any Affiliate, (ii) neglect of his or her duties for the Corporation or any Affiliate after written notice and opportunity to cure, (iii) dishonesty, fraud, theft, embezzlement or misappropriation of funds, properties or assets of the Corporation or of any Affiliate, (iv) conviction of a felony, (v) a direct or indirect material breach of the terms of any agreement with the Corporation or any Affiliate or (vi) acting in a manner or making any statements which the Committee reasonably determines to have a material adverse effect on the reputation, operations, prospects or business relations of the Company or its Affiliates.

    (o) "Incentive Stock Option" shall mean a right to purchase Shares from the Corporation that is granted under Section 5 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

    (p) "Non-Employee Director" shall mean a member of the Board of Directors who is not a full-time employee of the Corporation.

    (q) "Non-Qualified Stock Option" shall mean a shares option which does not satisfy the requirements for, or which is not intended to be eligible for, tax-favored treatment under Section 422 of the Code.

    (r) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

    (s) "Optionee" shall mean a Participant who is granted an Option under the terms of the Plan.

    (t) "Other Stock-Based Award" shall mean any right granted under Section 9 of the Plan.

    (u) "Participant" shall mean any Employee, Consultant or Non-Employee Director participating under the Plan.

    (v) "Phantom Share" shall mean a hypothetical Share which is cancelled by the delivery of an actual Share or, in the discretion of the Corporation, by the payment of cash (or a combination of cash and Shares) in an amount equal to the Fair Market Value of a Share on the date of surrender.

    (w) "Plan" shall mean this XM 1998 Shares Award Plan as the same shall be amended, revised or terminated from time to time.

    (x) "Restoration Option" shall mean an Option granted under Section 5(f).

    (y) "Restricted Stock" shall mean any Share granted under Section 7 of the Plan.

    (z) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

    (aa) "Share" shall mean a share of the Class A common stock, par value $.01 per share, of the Corporation, or such other securities of the Corporation as may be designated by the Committee from time to time.

    (bb) "Stock Appreciation Right" shall mean any right granted under
  Section 6 of the Plan.

                                   SECTION 1
                                ADMINISTRATION

  The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee may establish from time to time such regulations, provisions, proceedings and conditions of awards which, in its sole opinion, may be advisable in the administration of the Plan. A majority of the Committee shall constitute a quorum, and, subject to the provisions of Section 4 of the Plan, the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee as a whole.

                                   SECTION 2

                               SHARES AVAILABLE

  Subject to the adjustments provided in Section 7 of the Plan, the aggregate number of Shares with respect to which Awards may be granted under the Plan shall be 2,675,700 shares. The Shares underlying Awards shall be counted against the limitation set forth in the immediately preceding sentence and may be reused to the extent that the related Award to any individual is settled in cash, expires, is terminated unexercised, or is forfeited without the delivery of Shares. Shares granted to satisfy Awards under the Plan may be authorized and unissued shares, issued Shares held in the Corporation's treasury or Shares acquired on the open market. The maximum number of Shares with respect to which Awards may be granted under the Plan to any individual in any calendar year shall be equal to 267,570 Shares.

                                   SECTION 3

                                  ELIGIBILITY

  All (i) Employees who are regularly employed, (ii) Consultants and (iii) Non-Employee Directors shall be eligible to participate in the Plan.

                                   SECTION 4

                            AUTHORITY OF COMMITTEE

  The Plan shall be administered by, or under the direction of, the Committee, which shall administer the Plan so as to comply at all times with applicable law, and shall otherwise have the sole and exclusive authority to interpret the Plan and to make all determinations specified in or permitted by the Plan or deemed necessary or desirable for its administration or for the conduct of the Committee's business. Subject to the provisions of Section 12 hereof, all interpretations and determinations of the Committee may be made on an individual or group basis and shall be final, conclusive and binding on all persons. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine, without limitation, the persons to whom Awards shall be granted, the times when Awards shall be granted, the number of Shares subject to any Awards, the terms of Awards, any other restrictions, including any vesting requirements, and the other provisions thereof (which need not be identical with respect to each Award). In addition, the authority of the Committee shall include, without limitation, the following with respect to an Award of an Option:

    (a) Financing. The arrangement of temporary financing for a Participant by registered broker-dealers, under the rules and regulations of the Federal Reserve Board, for the purpose of assisting a Participant in the exercise of an Option, such authority to include the payment by the Corporation of the commissions of the broker-dealer;

    (b) Procedures for Exercise of Option. The establishment of procedures for a Participant (i) to exercise an Option by payment of cash or (ii) with the consent of the Committee, (A) to have withheld from the total number of Shares to be acquired upon the exercise of an Option that number of shares having a Fair Market Value, which, together with such cash as will be paid in respect of fractional shares, shall equal the Option exercise price of the total number of Shares to be acquired, (B) to exercise all or a portion of an Option by delivering that number of Shares already owned by him or her having a Fair Market Value which shall equal the Option exercise price for the portion exercised and, in cases where an Option is not exercised in its entirety, and subject to the requirements of the Code, to permit the Participant to deliver the Shares thus acquired by him or her in payment of Shares to be received pursuant to the exercise of additional portions of such Option, the effect of which shall be that a Participant can in sequence utilize such newly acquired shares of Common Shares in payment of the exercise price of the entire Option, together with such cash as shall be paid in respect of fractional shares or (C) to engage in any form of "cashless" exercise.

    (c) Withholding. The establishment of a procedure whereby a number of Shares may be withheld from the total number of Shares to be issued upon exercise of an Award or for the tender of Shares owned by any Participant to meet any obligation of withholding for taxes incurred by the Participant upon such exercise.

                                   SECTION 5

                                 SHARE OPTIONS

  (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete discretion and authority to determine the Employees, Consultants and Non-Employee Directors to whom Options shall be granted, the number of Shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the discretion and authority to grant Incentive Stock Options (but only to Employees who meet the requirements of Section 422(a)(2) of the Code), Non-Qualified Stock Options, and any combination thereof (provided that Incentive Stock Options shall be granted only to Employees who meet the requirements of Section 422(a)(2) of the Code). In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.

  (b) Exercise Price. Subject to the requirement set forth in Section 5(a) with respect to Incentive Stock Options, the Committee in its sole discretion shall establish the exercise price at the time each option is granted. The exercise price shall be subject to adjustment in accordance with the provisions of Section 11 of the Plan.

  (c) Term. Subject to the provisions of the Plan, the term of any Option granted hereunder shall be not more than 10 years from the date of grant.

  (d) Exercisability. Except as provided in Section 5(e) hereof, each Option shall be exercisable in whole or in installments, and at such time(s), and subject to the fulfillment of any conditions on, and to any limitations on, exercisability as may be determined by the Committee at the time of the grant of such Options. The right to purchase Shares shall be cumulative so that when the right to purchase any Shares has accrued such Shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option. Notwithstanding the above, no Option shall be exercisable by a Participant until he or she has fully repaid any and all loans made to him or her by the Corporation (or by any parent or subsidiary of the Corporation); provided, however, that a repayment (whether in the form of cash or Shares) made contemporaneously with an exercise of an Option granted hereunder (including a repayment in the form of withholding on Shares to be received upon the exercise of such Option) shall be considered to have occurred prior to such Option exercise.

  (e) Payment of Exercise Price. The price per share of Shares with respect to each Option shall be payable at the time the Option is exercised. Such price shall be payable in cash or pursuant to any of the methods set forth in Sections 4(a) or (b) hereof, as determined by the Participant and approved by the Committee. Common Shares delivered to the Corporation in payment of the exercise price shall be valued at the Fair Market Value of the Common Shares on the date preceding the date of the exercise of the Option.

  (f) Restoration Options. In the event that any Participant delivers Shares in payment of the exercise price of any Option granted hereunder, or in the event that the withholding tax liability arising upon exercise of any such Option by a Participant is satisfied through the withholding by the Corporation of Shares otherwise deliverable upon exercise of the Option, the Committee shall have the authority to grant or provide for the automatic grant of a Restoration Option to such Participant. The grant of a Restoration Option shall be subject to the satisfaction of such conditions or criteria as the Committee in its sole discretion shall establish from time to time. A Restoration Option shall entitle the holder thereof to purchase a number of Shares equal to the number of such Shares so delivered or withheld upon exercise of the original Option. A Restoration Option shall have a per share exercise price of not less than 100% of the per Share Fair Market Value as of the date of grant of such Restoration Option and such other terms and conditions as the Committee in its sole discretion shall determine.

                                   SECTION 6

                           STOCK APPRECIATION RIGHTS

  (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete discretion and authority to determine the eligible persons to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time. Stock Appreciation Rights shall not be exercisable earlier than six months after grant and shall have a grant price as determined by the Committee on the date of grant.

  (b) Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof, provided that the Committee may for administrative convenience determine that, with respect to any Stock Appreciation Right that is not related to an Incentive Stock Option and that can only be exercised for cash during limited periods of time in order to satisfy the conditions of Rule 16b-3, the exercise of such Stock Appreciation Right for cash during such limited period shall be deemed to occur for all purposes hereunder on the day during such limited period on which the Fair Market Value of the Shares is the highest. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted prior to such determination as well as Stock Appreciation Rights thereafter granted. The Committee shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

  (c) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

                                   SECTION 7

                               RESTRICTED STOCK

  (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete discretion and authority to determine the eligible persons to whom Shares of Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each Participant, the duration of the period during which, if any, and the conditions under which, the Restricted Stock may be forfeited to the Corporation, and the other terms and conditions of such Awards.


  (b) Transfer Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Stock, as provided in the Plan or the applicable Award Agreements. Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Corporation. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Corporation shall deliver such certificates to the Participant or the Participant's legal representative.

  (c) Dividends and Distributions. Dividends and other distributions paid on or in respect of any Shares of Restricted Stock may be paid directly to the Participant, or may be reinvested in additional Shares of Restricted Stock, as determined by the Committee in its sole discretion.

                                   SECTION 8

                                PHANTOM SHARES

  (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete discretion and authority to determine the eligible persons to whom Phantom Shares shall be granted, the number of Phantom Shares to be granted to each Participant, the duration of the period during which, and the conditions under which, the Phantom Shares may be forfeited to the Corporation and the other terms and conditions of such Awards.

  (b) Surrender. Each Award Agreement with respect to a Phantom Stock Unit shall specify the date on which the Phantom Stock Unit shall be surrendered, and thereby cancelled by delivery of a Share with respect thereto, subject to such terms and conditions as the Committee may specify, in its sole discretion, in the applicable Award Agreement or thereafter. The date on which the Phantom Shares shall be surrendered may be accelerated upon the occurrence of certain events, as determined by the Committee in its sole discretion and as set forth in the applicable Award Agreement.

  (c) Dividends and Distributions. Payments may be made to Participants who have been awarded Phantom Shares in an amount equal to dividends and other distributions paid on or in respect of an equivalent number of Shares. Such payments may be paid directly to the Participant or may be reinvested in additional Phantom Shares, as determined by the Committee in its sole discretion.

                                   SECTION 9

                           OTHER STOCK-BASED AWARDS

  The Committee shall have the discretion and authority to grant to eligible persons an "Other Stock-Based Award," which shall consist of any right that is
(i) not an Award described in Sections 5 through 8 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities or rights convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

                                  SECTION 10

                            TERMINATION OF SERVICES

  The following provisions shall apply in the event that the Participant ceases to provide services to the Corporation or any Affiliate, either as an Employee, a Consultant or a Non-Employee Director, unless the Committee shall have provided otherwise, either at the time of the grant of the Award or thereafter.

  (a) Non-Qualified Stock Options and Stock Appreciation Rights.

    (i) Upon Termination of Services as Employee or Consultant. The Participant's right to exercise any Non-Qualified Stock Option or Stock Appreciation Right shall terminate, and such Option or Stock Appreciation Right shall expire, as set forth in the Award Agreement. The exercise periods and rights to acceleration, if any, in the event of termination of employment, including for Good Cause, or upon death, total and permanent disability or retirement, or as a result of a change of control or otherwise shall be as set forth in the Award Agreement as determined by the Committee in its sole discretion.

    (ii) For purposes of determining whether a Participant's employment or consulting relationship has terminated, a Participant who is both an Employee (or Consultant) and a director of the Corporation or any Affiliate shall be considered to have terminated his or her employment or consulting relationship only upon his or her termination of service both as an Employee (or Consultant) and as a director.

  (b) Incentive Stock Options.

  (i) Except as otherwise determined by the Committee at the time of grant, if the Participant's employment with the Corporation terminates for any reason, the Participant shall have the right to exercise any Incentive Stock Option and any related Stock Appreciation Right during the 90 days after such termination of employment to the extent it was exercisable at the date of such termination, but in no event later than the date the Option would have expired had it not been for the termination of such employment. If the Participant does not exercise such Option or related Stock Appreciation Right to the full extent permitted by the preceding sentence, the remaining exercisable portion of such Option automatically will be deemed a Non-Qualified Stock Option (except to the extent otherwise provided by Section 421 or Section 422 of the Code), and such Option and any related Stock Appreciation Right will be exercisable during the period set forth in Section 10(a) of the Plan, provided that in the event that employment terminates because of death or the Participant dies in such 90-day period, the option will continue to be an Incentive Stock Option to the extent provided by Section 421 or Section 422 of the Code, or any successor provisions, and any regulations promulgated thereunder. Notwithstanding the forgoing, if a Participant's employment is terminated by the Corporation or by any Affiliate for Good Cause or as otherwise set forth in the Award Agreement, then the Participant shall immediately forfeit his or her rights to exercise any and all of outstanding Options or Stock Appreciation Rights theretofore granted to him or her.

  (ii) For purposes of determining whether a Participant's employment or consulting relationship has terminated, a Participant who is both an Employee (or Consultant) and a director of the Corporation or any

Affiliate shall be considered to have terminated his or her employment or consulting relationship only upon his or her termination of service both as an Employee (or Consultant) and as a director.

  (c) Restricted Stock. Except as otherwise determined by the Committee at the time of grant, upon termination of employment for any reason during the restriction period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and reacquired by the Corporation at the price (if any) paid by the Participant for such Restricted Stock, provided that in the event of a Participant's retirement, permanent and total disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Corporation, waive in whole or in part any or all remaining restrictions with respect to such Participant's shares of Restricted Stock.

  (d) Phantom Shares and Other Stock-Based Awards. Upon termination of a Participant's employment or consulting relationship with the Corporation for any reason, the Participant who has been granted Phantom Shares or Other Stock-Based Awards under the Plan shall surrender such Awards, and such Awards shall either be cancelled or shall be paid as determined by the Committee at the time of grant and as set forth in the relevant Award Agreement.

                                  SECTION 11

                        ADJUSTMENT OF SHARES; MERGER OR
                    CONSOLIDATION, ETC. OF THE CORPORATION

  (a) Recapitalization, Etc. In the event there is any change in the common shares of the Corporation by reason of any stock dividend, stock split, adoption of stock rights plans, split-ups, split-offs, spin-offs, liquidations, combination or exchanges of shares, recapitalizations, mergers, consolidations or reorganizations of or by the corporation or any distribution to common stockholders other than ordinary cash dividends, there shall be substituted for or added to each Share theretofore appropriated or thereafter subject, or which may become subject, to any Award, the number and kind of shares or other securities into which each outstanding Share shall be so changed or for which each such Share shall be exchanged, or to which each such Share be entitled, as the case may be, and the per share price thereof also shall be appropriately adjusted.

  (b) Merger or Consolidation of Corporation. Upon (i) the merger or consolidation of the Corporation with or into another corporation (pursuant to which the shareholders of the Corporation immediately prior to such merger or consolidation will not, as of the date of such merger or consolidation, own a beneficial interest in shares of voting securities of the corporation surviving such merger or consolidation having at least a majority of the combined voting power of such corporation's then outstanding securities), if the agreement of merger or consolidation does not provide for (1) the continuance of the Awards granted hereunder or (2) the substitution of new awards for Awards granted hereunder, or for the assumption of such Awards by the surviving corporation or (ii) the dissolution, liquidation, or sale of all or substantially all the assets of the Corporation, the holder of any such Award theretofore granted and still outstanding (and not otherwise expired) who satisfies such other requirements, if any, that may be required by the Committee and set forth in the related Award Agreement, shall have the right immediately prior to the effective date of such merger, consolidation, dissolution, liquidation or sale of assets of the Corporation to exercise such Awards in whole or in part without regard to any installment provision regarding exercisability that may have been made part of the terms and conditions of such Awards. The Corporation, to the extent practicable, shall give advance notice to affected Participants of such merger, consolidation, dissolution, liquidation or sale of assets of the Corporation. All such Awards which are not so exercised shall be forfeited as of the effective time of such merger, consolidation, dissolution, liquidation or sale of assets of the Corporation.

  (c) Change of Control of the Corporation. Notwithstanding the foregoing, if a Change of Control occurs during the period commencing on the date of grant of an Award and terminating on the date of expiration of the Award, the Participant shall be entitled to receive an Equivalent Award. If, despite the best efforts of the Corporation, the Participant cannot receive an Equivalent Award in connection with such Change in Control, (i) the Participant shall be entitled to receive immediately prior to such Change in Control, in exchange for his or her Award, cash in an amount equal to the excess of the highest price paid for a Share in connection with the Change of Control over the exercise price per Share under the Award, multiplied by the total number of Shares subject to the Award, including all Shares with respect to which the Award has not yet become exercisable under the provisions of the Plan but excluding any Shares with respect to which the Award has previously been exercised or (ii) if the Participant is an insider who would be subject to suit under Section 16(b) of the Exchange Act if the Participant were to receive the cash payment described above, the Award may be exercised by the Participant in full beginning on the date two weeks before such Change of Control. If the Participant receives an Equivalent Award in connection with a Change of Control, and the Optionee's employment with the Corporation or an Affiliate is terminated within one year following the Change of Control by reason of involuntary termination, the Equivalent Award may be exercised in full beginning on the date of such termination if and for such period as the Committee, in its sole discretion, shall determine.

  (d) Definition of Change of Control of the Corporation. A "Change of Control" shall be deemed to have occurred if (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Exchange Act) together with its affiliates, excluding employee benefit plans of the Corporation, is or becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Corporation representing 40% or more of the combined voting power of the Corporation's then outstanding securities; or (ii) individuals who at the beginning of any two-year period constitute the Board, plus new directors of the Corporation whose election or nomination for election by the Corporation's shareholders is approved by a vote of at least two-thirds of the directors of the Corporation still in office who were directors of the Corporation at the beginning of such two-year period, cease for any reason during such two-year period to constitute at least two-thirds of the members of the Board; or (iii) the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the shareholders of the Corporation approve a plan of complete liquidation or winding-up of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets. Notwithstanding anything herein to the contrary, in no event shall (A) an initial public offering of the Corporation, (B) any change in the percentage ownership of the Corporation by American Mobile Satellite Corporation or its affiliates, or (C) a private placement of less than $150,000,000 be deemed to constitute a Change of Control hereunder.

                                  SECTION 12

                           MISCELLANEOUS PROVISIONS

  (a) Administrative Procedures. The Committee may establish any procedures determined by it to be appropriate in discharging its responsibilities under the Plan. All actions and decisions of the Committee shall be final.

  (b) Investment Representation. With respect to Shares received pursuant to the exercise of an Option, the Committee may require, as a condition of receiving such securities, that the Participant furnish to the Corporation such written representations and information as the Committee deems appropriate to permit the Corporation, in light of the existence or nonexistence of an effective registration statement under the Securities Act, to deliver such securities in compliance with the provisions of the Securities Act.

  (c) Withholding Taxes. The Corporation shall have the right to deduct from all cash payments hereunder any federal, state, local or foreign taxes required by law to be withheld with respect to such payments. In the case of the issuance or distribution of Common Shares upon the exercise of an Award, the Corporation, as a condition of such issuance or distribution, may require the payment (through withholding from the Participant's salary, reduction of the number of Shares or other securities to be issued, or otherwise) of any such taxes. Each Participant may satisfy the withholding obligations by paying to the Corporation a cash amount equal to the amount required to be withheld or by tendering to the Corporation a number of Shares having a value equivalent to such cash amount, or by use of any available procedure as described under
Section 4(c) hereof.

  (d) Compliance with Applicable Law and Regulations. The adoption of the Plan and the grant and exercise of the Awards thereunder shall be subject to receipt of all required regulatory approvals, including without limitation any required approvals of the Federal Communications Commission. Should any provision of the Plan that is intended to comply with the provisions of Rule 16b-3 under the Exchange Act at the date of the adoption of the Plan by the Board not be necessary for such compliance, or become no longer necessary for such compliance, such provision of the Plan shall have no force or effect under the Plan as of the date that such provision is not required for the purpose of satisfying the provisions of Rule 16b-3 under the Exchange Act.

  (e) Costs and Expenses. The costs and expenses of administering the Plan shall be borne by the Corporation and shall not be charged against any Award or to any employee receiving an Award.

  (f) Funding of Plan. The Plan shall be unfunded. Neither the Participants nor any other persons shall have any interest in any fund or in any specific asset or assets of the Corporation or any other entity by reason of any Award. The interests of each Participant and former Participant hereunder are unsecured and shall be subject to the general creditors of the Corporation.

  (g) Other Incentive Plans. The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for employees.

  (h) Plurals. Where appearing in the Plan, singular terms shall include the plural, and vice versa, unless the context clearly indicates a different meaning.

  (i) Headings. The headings and sub-headings in the Plan are inserted for the convenience of reference only and are to be ignored in any construction of the provisions hereof.

  (j) Severability. In case any provision of the Plan shall be held illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

  (k) Liability and Indemnification. Neither the Corporation nor any Affiliate shall be responsible in any way for any action or omission of the Committee, or any other fiduciaries in the performance of their duties and obligations as set forth in the Plan. Furthermore, neither the Corporation nor any Affiliate shall be responsible for any act or omission of any of their agents, or with respect to reliance upon advice of their counsel provided that the Corporation and/or the appropriate Affiliate relied in good faith upon the action of such agent or the advice of such counsel.

  (ii) Except for their own gross negligence or willful misconduct regarding the performance of the duties specifically assigned to them under, or their willful breach of the terms of, the Plan, the Corporation, each Affiliate and the Committee shall be held harmless by the Participants, former Participants, beneficiaries and their representatives against liability or losses occurring by reason of any act or omission. Neither the Corporation, any Affiliate, the Committee, nor any agents, employees, officers, directors or shareholders of any of them, nor any other person shall have any liability or responsibility with respect to the Plan, except as expressly provided herein.

  (l) Cooperation of Parties. All parties to the Plan and any person claiming any interest hereunder agree to perform any and all acts and execute any and all documents and papers which the Committee deems necessary or desirable for carrying out the Plan or any of its provisions.

  (m) Governing Law. All questions pertaining to the validity, construction and administration of the Plan shall be determined in accordance with the laws of the State of Delaware.

  (n) Nonguarantee of Employment or Consulting Relationship. Nothing contained in the Plan shall be construed as a contract of employment (or as a consulting contract) between the Corporation (or any Affiliate) and any Employee or Participant, as a right of any Employee or Participant to be continued in the employment of (or in a consulting relationship with) the Corporation (or any Affiliate), or as a limitation on the right of the Corporation or any Affiliate to discharge any of its Employees or Consultants, at any time, with or without cause.

  (o) Notices. Each notice relating to the Plan shall be in writing and delivered in person or by certified mail to the proper address. All notices to the Corporation or the Committee shall be addressed to it at c/o General Counsel, 1250 23rd Street, N.W., Suite 57, Washington, D.C. 20037. All notices to Participants, former Participants, beneficiaries or other persons acting for or on behalf of such persons shall be addressed to such person at the last address for such person maintained in the Committee's records.

  (p) Written Agreements. Each Award shall be evidenced by a signed Award Agreement between the Corporation and the Participant containing the terms and conditions of the Award.

                                  SECTION 13

                       AMENDMENT OR TERMINATION OF PLAN

  The Board of Directors of the Corporation shall have the right to amend, suspend or terminate the Plan at any time except that no amendment, suspension or termination of the Plan shall alter or impair any Award previously granted under the Plan without the consent of the holder thereof. Any provision of the Plan or any Award Agreement notwithstanding, the Committee may cause any Award granted hereunder to be cancelled in consideration of a cash payment or alternative Award made to the holder of such cancelled Award equal to the Fair Market Value of such cancelled Award.

                                  SECTION 14

                                 TERM OF PLAN

  The Plan shall automatically terminate on the day immediately preceding the tenth anniversary of the date the Plan was adopted by the Board of Directors, unless sooner terminated by the Board of Directors. No Award may be granted under the Plan subsequent to the termination of the Plan.

                                  SECTION 15

                                EFFECTIVE DATE

  The Plan shall become effective as of June 16, 1998, the date as of which it was approved by the Board of Directors.

                                   * * * * *

  The Plan was duly adopted and approved by the Board on June 16, 1998, and was duly adopted and approved by the stockholders of the Corporation on June 16, 1998. The Board duly adopted certain amendments to the Plan on February 3, 1999 and June 6, 1999. The Board duly adopted certain amendments to the Plan on July 8, 1999, including an amendment to increase the number of authorized Shares under the Plan; the stockholders of the Company approved the amendment for such increase in the number of authorized Shares on July 8, 1999.

                                          -------------------------------------
                                                   Joseph M. Titlebaum
                                            XM Satellite Radio Holdings Inc.
                                                 Senior Vice President,
                                              General Counsel and Secretary

                                     PROXY

                       XM SATELLITE RADIO HOLDINGS INC.

                       1250 23rd Street, N.W., Suite 57
                             Washington, DC 20037

                     SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS


The undersigned hereby appoints Joseph Titlebaum and Heinz Stubblefield, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of XM Satellite Radio Holdings Inc. held of record by the undersigned on April 12, 2000 at the Annual Meeting of Stockholders to be held on May 31, 2000 and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SEE REVERSE
   SIDE                                                                  SIDE

[X] Please mark
    votes as in
    this example

1. Election of Directors, Nominees:

   (01) Gary M. Parsons, (02) Hugh Panero, (03) Nathanial A. Davis,
   (04) Thomas J. Donohue, (05) Randall T. Mays, (06) Randy S. Segal,
   (07) Jack Shaw, (08) Rajendra Singh, (09) Ronald L. Zarrella

          FOR                                 WITHHELD
          ALL                                 FROM ALL
        NOMINEES  [_]                   [_]   NOMINEES

[_] ______________________________________________________________
For all nominees except those nominees whose number is noted above

2. Approve the amended XM Satellite Radio               FOR  AGAINST  ABSTAIN
   Holdings Inc. 1998 Shares Award Plan.                [_]    [_]      [_]

3. Ratify the appointment of KPMG LLP as                FOR  AGAINST  ABSTAIN
   independent auditors.                                [_]    [_]      [_]

4. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [_]

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature: __________________________________________ Date: ___________________

Signature: __________________________________________ Date: ___________________